                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                MORRISON KNUDSEN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
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     (4) Date Filed:
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
                  [LOGO]

           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS - APRIL 11, 1997

TO THE STOCKHOLDERS OF MORRISON KNUDSEN CORPORATION:

    The Annual Meeting of Stockholders of Morrison Knudsen Corporation, a Delaware corporation (the "Company"), will be held at the Central Plaza Building of the Company's World Headquarters Office located at 720 Park Boulevard in Boise, Idaho, on Friday, April 11, 1997, at 10:00 a.m., local time, for the following purposes:

    1.  To elect three directors of the Company.

    2. To approve the adoption of the 1997 Stock Option and Incentive Plan for Non-Employee Directors of Morrison Knudsen Corporation.

    3. To ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors of the Company for the fiscal year ending November 30, 1997.

    4.  To transact such other business as may properly come before the meeting.

    Only stockholders of record at the close of business on February 28, 1997 are entitled to notice of and to vote at the meeting or any adjournments thereof. In order to ensure your representation at the meeting, please complete the enclosed proxy and return it promptly in the accompanying envelope which requires no postage if mailed in the United States.

    All stockholders are cordially invited to attend the Annual Meeting.

    Dated: March 10, 1997

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          MORRISON KNUDSEN CORPORATION
                                          Stephen G. Hanks
                                          Executive Vice President, Chief Legal
                                          Officer and Secretary

                              -------------------

    The Company's 1996 Annual Report is being mailed to stockholders and accompanies these proxy materials. The Annual Report contains financial and other information about the Company, but is not incorporated in the Proxy Statement and is not to be deemed a part of the proxy soliciting material.

                          MORRISON KNUDSEN CORPORATION
                             MORRISON KNUDSEN PLAZA
                               720 PARK BOULEVARD
                               BOISE, IDAHO 83712
                              -------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 11, 1997
                              -------------------

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Morrison Knudsen Corporation, a Delaware corporation (the "Company"), for use at its Annual Meeting of Stockholders to be held at the Central Plaza Building of the Company's World Headquarters Office located at 720 Park Boulevard in Boise, Idaho, on Friday, April 11, 1997, at 10:00 a.m., local time, and at any adjournments thereof (the "Annual Meeting"). Any proxy delivered pursuant to this solicitation may be revoked by the person giving it at any time prior to the exercise thereof (i) by filing a duly-executed revocation instrument with the Secretary of the Company,
(ii) by delivering a duly-executed proxy bearing a later date or (iii) by appearing at the Annual Meeting and voting in person.

    This Proxy Statement and the related proxy are first being mailed to stockholders commencing on or about March 10, 1997.

    VOTING RIGHTS AND VOTE REQUIRED. The holders of record of shares of the Company's common stock (the "Common Stock") and the holders of record of the Company's preferred stock (the "Series A Preferred Stock") at the close of business on February 28, 1997 (the "Record Date") are entitled to vote such shares at the Annual Meeting. On the Record Date, 53,836,296 shares of Common Stock were outstanding and entitled to vote and 1,799,984 shares of Series A Preferred Stock were outstanding and entitled to vote. The holders of shares representing a majority of the voting power of the shares of voting stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. A quorum is necessary in order to transact business at the Annual Meeting.

    Each share of Common Stock is entitled to one vote on all matters properly brought before the Annual Meeting. Each share of Series A Preferred Stock is entitled to 1/10,000 of a vote on all such matters, voting together with shares of Common Stock as a single class. The three nominees receiving the greatest number of votes cast at the Annual Meeting for the election of directors will be elected whether or not any one of them receives a majority of the votes so cast. Approval of the adoption of the 1997 Stock Option and Incentive Plan for Non-Employee Directors (the "Non-Employee Director Plan"), of the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors and any other matter properly brought before the Annual Meeting will each require the affirmative vote of a majority of the voting power of the shares of voting stock represented at the Annual Meeting and entitled to vote on such matters. Abstentions and broker nonvotes will be counted for purposes of determining the presence of a quorum at the Annual Meeting. However, abstentions and broker nonvotes with respect to any matter brought to a vote at the Annual Meeting will be treated as shares not represented and entitled to vote with respect to such matter, and therefore will have no effect on the outcome of the vote on such matter.

    VOTING OF PROXIES. The shares of voting stock represented by all duly-executed proxies received in time for the Annual Meeting will be voted in accordance with the directions given by the stockholder executing the same. If no such directions are given, the shares represented by such proxies will be voted (i) FOR each of the nominees named herein, or their respective substitutes, as directors,

(ii) FOR approval of the adoption of the Non-Employee Director Plan and (iii) FOR ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors.

    The Company knows of no business to be brought before the Annual Meeting other than the matters described in this Proxy Statement. However, if any other matters of which the Company is not now aware are properly brought before the Annual Meeting, the shares of voting stock represented by all duly-executed proxies will be voted on such matters in accordance with the discretion of persons named as proxies therein.

    TABULATION AND CONFIDENTIAL VOTING. Pursuant to the policies of the Company, representatives of Norwest Bank Minnesota, N.A. have been appointed to serve as independent Inspectors of Election to supervise the voting of shares at the Annual Meeting. The Inspectors of Election will decide all questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes. None of the Inspectors of Election is an officer, employee or stockholder of the Company. In addition, the Company has engaged Norwest Bank Minnesota, N.A. to receive, inspect, tabulate and maintain the confidentiality of proxies. The votes of stockholders will be held in confidence except (i) when disclosure is mandated by the laws of the State of Delaware, (ii) in the case of a contested election or vote of stockholders or
(iii) when a stockholder expressly requests otherwise.

                           BUSINESS TO BE TRANSACTED

1.  ELECTION OF DIRECTORS.

    The Board of Directors of the Company is divided into three classes, each of which is to be as nearly equal in number to the others as possible. Directors in each class are elected to a three-year term of office, with terms of office of the respective classes expiring in successive years. The terms of office of three directors will expire at the Annual Meeting.

    In accordance with the recommendation of the Nominating Committee, the Board of Directors of the Company has nominated David H. Batchelder, Robert S. Miller, Jr. and Robert A. Tinstman, each of whom currently serves as a director, for election as directors for a three-year term to expire at the Annual Meeting of the Company's stockholders in 2000, or until their successors are duly elected and qualified. Information regarding these nominees, as well as the other persons who will continue to serve as directors of the Company following the Annual Meeting, is set forth below.

    The Board of Directors has no reason to believe that any of the foregoing nominees will not serve if elected, but if any nominee should subsequently become unavailable to serve as a director, the persons named as proxies, or their respective substitutes, may, in their discretion, vote for a substitute nominee designated by the Board of Directors or, alternatively, the Board may reduce the number of directors to be elected at the Annual Meeting.

    On September 11, 1996 (the "Merger Date"), the Company acquired the engineering and construction business of Morrison Knudsen Corporation, a Delaware corporation ("Old MK"), in a transaction structured as a merger of Old MK with and into the Company (the "Merger") and the Company changed its name to Morrison Knudsen Corporation. In connection with the acquisition of

Old MK, the composition of the Board of Directors was changed to consist of the individuals named below.

                                                                                                         SERVED AS A
                                      PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE                        DIRECTOR
              NAME                                FOR PREVIOUS 5 YEARS                      AGE             SINCE
------------------------------------------------------------------------------------------------------------------------

CLASS I
NOMINEES FOR ELECTION -
TERM EXPIRES AT THE
ANNUAL MEETING
---------------------------------

David H. Batchelder                Chairman and Chief Executive Officer of Batchelder           47             1993
                                   & Partners, Inc. (investment advisory and
                                   consulting firm) and Managing Member of Relational
                                   Investors LLC (general partner of active investment
                                   fund), San Diego, California. Mr. Batchelder
                                   formerly served as President and Secretary of
                                   Batchelder & Partners, Inc. Mr. Batchelder also
                                   serves as Chairman of MacFrugal's Bargains*
                                   Closeouts, Inc. and as a director of Santa Fe
                                   Pacific Gold Corporation.

Robert S. Miller, Jr.              Formerly served as Chairman of the Board of                  55             1996
                                   Morrison Knudsen Corporation (prior to the Merger
                                   into the Company), as well as Senior Partner of
                                   James D. Wolfensohn, Inc. (investment banking firm)
                                   and Vice Chairman of Chrysler Corporation. Mr.
                                   Miller currently serves as a director of Coleman
                                   Company, Federal-Mogul Corp., Fluke Corporation,
                                   Pope & Talbot, Inc. and Symantec Corp.

Robert A. Tinstman                 President and Chief Executive Officer of the                 50             1996
                                   Company. Mr. Tinstman formerly served Morrison
                                   Knudsen Corporation (prior to its Merger into the
                                   Company) as a Director, President and Chief
                                   Executive Officer and as President of its Mining
                                   Group.

CLASS II
DIRECTORS - TERM
EXPIRES AT THE 1999
ANNUAL MEETING
---------------------------------

Dorn Parkinson                     Chairman of the Board and President of Washington            50             1993
                                   Corporations(1) (interstate trucking and repair and
                                   sale of machinery and equipment), Missoula,
                                   Montana. Mr. Parkinson formerly served as President
                                   and Chief Operating Officer of the Company, as well
                                   as Chairman of the Board, and currently serves as
                                   Chairman of the Board and President of Montana
                                   Resources, Inc. (copper mining), Butte, Montana,
                                   and Chairman of the Board of Montana Rail Link,
                                   Inc., Missoula, Montana.

Terry W. Payne                     Chairman and owner of Terry Payne & Co., Inc.                55             1993
                                   (insurance and construction bonding), Missoula,
                                   Montana. Mr. Payne also serves as a Director of
                                   Washington Corporations(1) and First Interstate
                                   Bank of Commerce - Montana, as well as a Director
                                   and President of Hoiness LaBar Insurance Co., Inc.
                                   and a Director and Vice President of Montana
                                   International, Inc.

                                                                                                         SERVED AS A
                                      PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE                        DIRECTOR
              NAME                                FOR PREVIOUS 5 YEARS                      AGE             SINCE
------------------------------------------------------------------------------------------------------------------------
Dennis R. Washington               Founder and principal shareholder of Washington              62             1996
                                   Corporations(1) (interstate trucking and repair and
                                   sale of machinery and equipment), Missoula,
                                   Montana. Mr. Washington also is the founder and/or
                                   principal shareholder or partner in entities, the
                                   principal businesses of which include rail
                                   transportation, shipping, barging and ship assist,
                                   mining, heavy construction, environmental
                                   remediation and real estate development. Mr.
                                   Washington's principal business is to make, manage
                                   and hold investments in operating entities.

CLASS III
DIRECTORS - TERM
EXPIRES AT THE 1998
ANNUAL MEETING
---------------------------------

Leonard R. Judd                    Consultant for Phelps Dodge Corporation (copper              58             1993
                                   mining and manufacturing), Phoenix, Arizona. Mr.
                                   Judd formerly served as a Director, President and
                                   Chief Operating Officer of Phelps Dodge
                                   Corporation, as well as President of Phelps Dodge
                                   Mining Company and Director of Washington
                                   Contractors Group, Inc., a subsidiary of the
                                   Company. Mr. Judd also serves as a Director of
                                   Southwest Gas Corporations.

William C. Langley                 Formerly served as Executive Vice President, Chief           58             1996
                                   Credit and Risk Policy Officer of Chemical Banking
                                   Corporation and Executive Vice President of Chase
                                   Manhattan Corporation (formerly Chemical Banking
                                   Corporation), New York, New York. Mr. Langley
                                   currently serves as a Director of Chase Preferred
                                   Capital Corporation and Seven-Up/RC Bottling
                                   Company of Southern California, Inc.

John D. Roach                      Chairman of the Board, President and Chief                   53             1996
                                   Executive Officer of Fibreboard Corporation
                                   (building products), Dallas, Texas. Mr. Roach also
                                   serves as a Director of Thompson, PBE and is
                                   formerly a Director of Magna Power.

------------------------
(1)Washington Corporations and other entities controlled by Dennis R. Washington may be deemed to be affiliates of the Company.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                     ELECTION OF THE NOMINEES NAMED ABOVE.

    There were 13 meetings of the Company's Board of Directors held during the Company's fiscal year ended November 30, 1996 ("fiscal year 1996"). All directors attended at least 75% of the aggregate of the meetings of the Board of Directors and all committees on which such persons served during fiscal year 1996.

    AUDIT COMMITTEE. The Audit Committee of the Company's Board of Directors recommends to the Board independent auditors to serve the Company and reviews with the auditors and management and approves the scope and results of audits and the adequacy of the Company's system of internal controls. The Audit Committee also reviews and approves the annual report, auditors' fees and non-audit services to be provided by the independent auditors. The Audit Committee meets at such times as may be deemed necessary by the Board of Directors or the Audit Committee. Five meetings of the Audit Committee were held during fiscal year 1996. The members of the Audit Committee are Leonard R. Judd (Chairman), David H. Batchelder, William C. Langley and Robert S. Miller, Jr.(1)

    COMPENSATION COMMITTEE. The Compensation Committee of the Company's Board of Directors reviews and recommends to the full Board the compensation of the principal officers and approves compensation for key executives of the Company. Although the Board of Directors administers the Company's executive compensation and benefit plans, the Compensation Committee reviews such compensation and makes recommendations to the Board with respect thereto. The Compensation Committee meets at such times as may be deemed necessary by the Board of Directors or the Compensation Committee.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Three meetings of the Compensation Committee were held during fiscal year 1996. Members of the Compensation Committee are David H. Batchelder (Chairman), Leonard R. Judd, Dorn Parkinson and John D. Roach.(2)

    Batchelder & Partners, Inc., an investment advisory and consulting firm ("BPI"), of which David H. Batchelder is President, was engaged by the Company to act as a financial advisor to the Company with respect to the Merger. The Company, pursuant to an agreement with BPI, paid BPI $800,000 in cash (plus related expenses in the amount of $191,800) and issued to BPI warrants to purchase 110,500 shares of Company Common Stock at an exercise price of $12.00 per share, which warrants expire at 5:00 p.m., New York City time, on September 11, 2001 (valued at $542,555 as of September 12, 1996, the date of issuance). The Company has also provided certain piggyback registration rights with respect to the shares issuable upon exercise of the warrants, to reimburse BPI for its expenses incurred in connection with its engagement and to indemnify BPI in connection therewith against certain liabilities and expenses. The terms of the warrants and the registration rights thereunder are set forth in a Warrant Agreement among the Company, BPI and Schroder Wertheim & Co. Incorporated and a Registration Rights Agreement among the Company, BPI and Schroder Wertheim & Co. Incorporated, each dated September 11, 1996. In addition, from time to time, BPI advises the Company regarding acquisitions and divestitures.

    Terry W. Payne is Chairman and owner of Terry Payne & Co., Inc. ("TPC") which provides insurance and bonding brokerage services to the Company and its subsidiaries. During fiscal year 1996, the Company paid premiums to TPC or to insurance and bonding companies for insurance or bonds arranged by TPC for group life and disability insurance, workers' compensation, business insurance and directors and officers' liability insurance and surety bonds in the amount of $11,508,100. Of such premiums, TPC received approximately $875,000 in commissions related to the provision of such services.

    In January 1997, the Company and TPC concluded a Professional Service Agreement, covering the period August 1, 1996 through December 31, 1997. Under the Professional Service Agreement, TPC receives an annual fee of $1,280,000 which includes commissions earned on insurance. Of the $875,000 in commissions set forth above, $424,000 is covered by such agreement. The Professional Service Agreement is cancelable by any party upon 90 days' notice.

    NOMINATING COMMITTEE. The Nominating Committee of the Company's Board of Directors recommends nominees for election to the Board of Directors. The Nominating Committee will consider nominees for election to the Board of Directors proposed by stockholders for the 1998 Annual Meeting of Stockholders if the following information concerning each nominee is timely submitted by means of a written notice to the Secretary of the Company: (i) as to each person who the stockholder proposes to nominate for election as a director: name, age, business address, residence address,

-------------------
(1)Prior to the Merger Date, the Audit Committee consisted of the following members: Leonard R. Judd (Chairman), Robert G. Hunt, Robert G. Reid, Vincent O. Smith and Robert G. Wallace.

(2)Prior to the Merger Date, the compensation Committee consisted of the following members: David H. Batchelder (Chairman), Robert G. Hunt, Leonard R. Judd, Dorn Parkinson and Terry W. Payne.

principal occupation or employment, class and number of shares of capital stock of the Company beneficially owned by such person and such other information relating to such person as is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended, and (ii) as to the stockholder proposing such nominee: such stockholder's name and address and the class and number of shares of capital stock of the Company beneficially owned by such stockholder. To be timely, any such notice must be delivered to or mailed and received at the Company's principal executive offices not less than 50 days nor more than 75 days prior to the 1998 Annual Meeting of Stockholders; provided, however, that in the event that less than 65 days notice or prior public disclosure of the date of such meeting is given or made to stockholders, any such notice must be received not later than the close of business on the 15th day following the day on which the notice of the 1998 Annual Meeting of Stockholders is mailed or such public disclosure is made, whichever first occurs. One meeting of the Nominating Committee was held during fiscal year 1996. The members of the Nominating Committee are Dennis R. Washington (Chairman), Robert S. Miller, Jr. and Terry
W. Payne.(3)

    DIRECTOR COMPENSATION. Prior to the Merger Date, directors who were not also officers or employees of the Company ("Non-Employee Directors") were paid an annual retainer of $12,000, committee chairmen were paid an additional $1,000 annually and all Non-Employee Directors also received an attendance fee of $1,000 for each regular and special Board Meeting and committee meeting attended, subject to a maximum of $1,000 per day for attendance. On November 7, 1996, the Compensation Committee voted unanimously to change the fees paid to the Non-Employee Directors to an annual retainer fee of $20,000, plus $1,000 for each day of attendance at a Board Meeting and $500 for each standing or special committee meeting attended. Committee chairmen will receive an additional $3,000 per year. During fiscal year 1996, the following amounts were earned by members of the Board of Directors: David H. Batchelder -- $27,250; Leonard R. Judd -- $27,000; William C. Langley -- $10,000; Robert S. Miller, Jr. -- $10,250; Dorn Parkinson -- $10,000; Terry W. Payne -- $23,000; John D. Roach -- $8,500 and Dennis R. Washington -- $9,750.

    Non-Employee Directors are permitted, under the Morrison Knudsen Corporation Amended and Restated Stock Option Plan (the "Stock Option Plan"), to elect to forgo cash payment of all or a portion of their annual retainer and chairmanship fees and receive stock option grants in lieu thereof. Such election is made annually prior to the commencement of the next fiscal year. The option received by an electing director in lieu of such fees has a price per share equal to 80% of the fair market value of a share of Common Stock on December 1 of the calendar year prior to the scheduled payment of such directors' fees, and the number of shares of Common Stock subject to such option is the number of shares (rounded to the nearest whole share) determined by multiplying the fair market value of a share of Common Stock on such December 1 by .20 and dividing the product into the amount of the directors' fees forgone. With respect to directors' fees forgone for the fiscal year commencing December 1, 1996, elections were made prior to December 31, 1996 and the fair market value of a share of Common Stock was determined as of such date.

    In addition, under the Non-Employee Director Plan to be voted upon at the Annual Meeting, the Board of Directors may, from time to time, grant (i) options to purchase Common Stock and/or (ii) restricted Common Stock. The aggregate amount of all such awards may not exceed 500,000 shares of Common Stock (no more than 100,000 shares of which may be restricted stock) during the term of the plan. See "Approval of the 1997 Stock Option and Incentive Plan for Non-Employee Directors" for additional information regarding the Non-Employee Director Plan. Subject to stockholder approval of the Non-Employee Director Plan, the Board has awarded options exercisable to purchase 10,000 shares of Common Stock to each of Messrs. Batchelder, Judd, Langley, Miller, Parkinson, Payne and Roach and options exercisable to purchase 25,000 shares of Common Stock to Mr. Washington.

-------------------
(3)Prior to the Merger Date, the Nominating Committee consisted of the following members: Robert G. Wallace (Chairman), David H. Batchelder, Terry W. Payne, Robert G. Reid and Vincent O. Smith.

    The Company's Retirement Policy provides that a Non-Employee Director may continue to serve as a director until the end of the calendar year in which the director reaches his or her 70th birthday.

                               EXECUTIVE OFFICERS

    Certain information with respect to the executive officers of the Company, including all positions held by them with the Company is set forth below. Executive officers of the Company are elected by the Board of Directors for terms of one year or until their successors are elected and qualified.

                                                POSITION WITH COMPANY AND
          NAME                          BUSINESS EXPERIENCE FOR PREVIOUS 5 YEARS                    AGE      OFFICER SINCE
--------------------------------------------------------------------------------------------------------------------------
Robert A. Tinstman(1)      President and Chief Executive Officer                                        50          1996
Stephen G. Hanks(2)        Executive Vice President, Chief Legal Officer and Secretary                  46          1996
Darrol N. Groven(3)        Senior Vice President and President - Heavy Civil Construction               53          1994
                             Group
Thomas H. Zarges(4)        Senior Vice President and President - Engineering and Construction           48          1996
                             Group
Douglas L. Brigham(5)      Vice President and Treasurer                                                 31          1996
Alvia L. Henderson(5)      Vice President - Human Resources                                             47          1996
Charles W. Simpson(5)      Vice President - Government and Public Affairs                               60          1996
James E. McCallum(5)       Acting Controller                                                            45          1996

------------------------
(1)For certain biographical information regarding Mr. Tinstman, see "Election of Directors."

(2)Prior to the Merger Date, Mr. Hanks was Executive Vice President, Chief Legal Officer and Secretary of Old MK and served in various other executive and management capacities for Old MK.

(3)Prior to the Merger Date, Mr. Groven was Executive Vice President and Chief Operating Officer of the Company and served in various other executive and management capacities for the Company and its subsidiaries.

(4)Prior to the Merger Date, Mr. Zarges served as President of Old MK's Engineering and Construction Group.

(5)Prior to the Merger Date, Ms. Henderson and Messrs. Brigham, McCallum and Simpson served Old MK in various executive and management capacities.

                      REPORT OF THE COMPENSATION COMMITTEE
                       ON EXECUTIVE COMPENSATION FOR 1996
    On September 11, 1996, Morrison Knudsen Corporation, a Delaware corporation ("Old MK") merged with and into the Company (the "Merger") pursuant to a Restructuring and Merger Agreement dated May 28, 1996 (the "Merger Agreement"), and the Company changed its name to Morrison Knudsen Corporation. During 1996, Old MK completed a financial restructuring (the "Restructuring"), which culminated in the Merger. Pursuant to the Merger, the executive management of Old MK makes up substantially all of the executive management of the Company. Following the Merger, the Board of Directors of the Company changed and a new Compensation Committee was formed. The following discussions report the policies of Old MK that were assumed or adopted by the Company and the policies of the Company prior to the Merger. Following those discussions is a statement of the new Compensation Committee's recently formed policy for the Company. Application of such policy will take place in 1997.

I.  BASE SALARIES.

        A.  EXECUTIVE OFFICERS OTHER THAN THE CHIEF EXECUTIVE OFFICER.

    OLD MK POLICIES. Old MK had entered into five-year employment agreements with certain executive officers including Messrs. Hanks and Zarges, all of which were assumed by the Company pursuant to the Merger. Under the terms of such agreements, Messrs. Hanks and Zarges were entitled to minimum annual base salaries of $250,000 each. As of November 30, 1996 their salaries were $300,000 and $260,000, respectively. On April 2, 1996, the Old MK Compensation Committee resolved to commit Old MK to enter into employment agreements with ten individuals, including Steven Y. Chi, currently President of the Company's Mining Group, and C. Stephen Allred, currently President of the Company's Environmental Group. On April 26, 1996, Old MK entered into an employment agreement with Mr. Chi, which expires on December 31, 1998 and which was also assumed by the Company in the Merger. Under the terms of the agreement, Mr. Chi is entitled to a minimum base salary equal to his annual salary at that time, $234,000. As of November 30, 1996, Mr. Chi's salary was $234,000. On April 26, 1996, Old MK entered into an employment agreement with Mr. Allred which expires on December 31, 1998 and which was also assumed by the Company in the Merger. Under the terms of the agreement, Mr. Allred is entitled to a minimum base salary equal to his annual salary at the time, $234,000. As of November 30, 1996, Mr. Allred's salary was $234,000.

    OLD MK SEVERANCE AGREEMENTS. Old MK entered into employment agreements with certain individuals in connection with the Restructuring. These agreements were assumed by the Company pursuant to the Merger and expire on December 31, 1998 and provide severance benefits for involuntary termination ranging from 9 to 18 months. Included in this group were Messrs. Chi and Allred, whose employment agreements provide for 18 months of severance.

    THE COMPANY'S PRE-MERGER POLICIES. In formulating the executive compensation program, the Compensation Committee's objectives were (i) to attract and retain competent executive talent and motivate executive officers to perform to the full extent of their abilities, (ii) to tie a significant portion of executive compensation to the achievement of specified performance goals for their respective subsidiaries (each a "Subsidiary") and of the Company as a whole and (iii) to liken executive and stockholder interests through equity-based plans.

    In 1993, the Company's Compensation Committee retained the services of an executive compensation consulting firm to compare the historical compensation of the executive officers of the Company and its subsidiaries with the compensation paid for comparable positions at comparable construction companies. The comparative data provided by the consulting firm were based on published compensation surveys for the construction industry and independent research. The surveyed companies included heavy construction companies with annual revenues greater than $100 million and a broader group of construction companies with annual revenues greater than $100 million. The companies surveyed included a number of the publicly held companies whose stock price results are included in the heavy construction index referred to in the Company's Stock Performance Graph included within this Proxy Statement titled "Company Stock Performance Graph," and a larger number of privately held companies. The consulting firm reviewed base salary, bonuses as a percentage of base salary and total cash compensation. In keeping with the Company's commitment to emphasize incentive compensation, the Company's Compensation Committee's goals, prior to the Merger, were to set base salaries at or below the base salary mid-point of the range of salaries of employees holding comparable positions at the surveyed companies and to emphasize corporate performance-based compensation. The Compensation Committee prior to the Merger also considered, to a lesser extent, factors such as individual performance, the recommendations of senior management, the success in implementing the Company's long-term strategic plan and any changes in the responsibilities of the executive.

    APPLICATION OF THE COMPANY'S POLICIES PRIOR TO THE MERGER. In 1996, the base salaries of the executive officers generally were at or below the mid-point of the range of salaries of employees holding comparable positions at the surveyed companies when adjusted for inflation. Messrs. Groven, Nelson and Hughes were paid base salaries of $235,000, $175,000 and $130,000 respectively, and received bonuses of $10,797, $8,057 and $5,978, respectively.

        B.  THE CHIEF EXECUTIVE OFFICER.

    OLD MK POLICY. Mr. Tinstman has a five-year employment agreement entered into in 1993 with Old MK in connection with his former duties as President of Old MK's Mining Group. Under the terms of the agreement, Mr. Tinstman was entitled to a minimum base salary of $250,000. Mr. Tinstman's employment agreement was assumed by the Company pursuant to the Merger.

    Mr. Tinstman's salary was set at a level of $300,000 until the Merger. In addition, Old MK approved the payment of $1,618,000 owed to Mr. Tinstman under his employment agreement to be paid early in 1998. This obligation was assumed by the Company pursuant to the Merger. Such amount relates to the performance of the Mining Group during the time Mr. Tinstman was President of the Mining Group prior to the time he became Chief Executive Officer of Old MK. Following the Merger, the Board of Directors increased Mr. Tinstman's annual salary to $400,000, effective November 1, 1996.

    COMPANY POLICY AND APPLICATION PRIOR TO THE MERGER. Pursuant to a three-year employment agreement effective October 1, 1994, Mr. John H. Wimberly, the Company's Chief Executive Officer prior to the Merger, was to receive an annual base salary of at least $300,000 per year, or such higher rate as may have, from time to time, been granted in accordance with Company policies and procedures. Mr. Wimberly's salary was $330,000 per year prior to the Merger. The terms of the employment agreement, including the level of base compensation, were negotiated between the Compensation Committee and Mr. Wimberly and agreed to based on the Compensation Committee's judgment of what was necessary to attract Mr. Wimberly. Upon the consummation of the Merger, Mr. Wimberly terminated his contract with the Company for cause. Upon such termination, he was entitled to receive and did receive a severance payment of $800,000. In addition to his severance payment, all equity-based compensation became vested.

II.  ANNUAL BONUS PLANS.

        A.  EXECUTIVE OFFICERS OTHER THAN THE CHIEF EXECUTIVE OFFICER.

    COMPANY POLICY PRIOR TO THE MERGER. The Company's Compensation Committee made bonus determinations under two bonus programs: the Profit Participation Program and the Management Bonus Program.

    PROFIT PARTICIPATION PROGRAM. Pursuant to the Profit Participation Program, executive officers who were employees of the Company or its Subsidiaries will receive bonuses based on the pre-tax earnings of the Company, adjusted for non-recurring extraordinary gains or losses. In general, all management and salaried employees, including all executive officers, and all home office employees were eligible to participate in the Profit Participation Program.

    During 1996, the total amount which was available (the "Available Amount") to be paid under the Profit Participation Program to the Company's eligible employees was 7% of the Company's pre-tax earnings adjusted for non-recurring extraordinary gains or losses. The Compensation Committee established the percentage based on historical financial results of the Company so that bonus payments in an average year would be between 10% and 15% of base salary. The Available Amount will be allocated to all eligible employees, including executives, based proportionately on qualifying salary. One-third of each participant's base salary automatically is qualifying salary. The remaining two-thirds of each participant's base salary could become qualifying salary based on gross profit achievements as compared to budget as detailed in the program.

    APPLICATION OF THE COMPANY'S PROFIT PARTICIPATION PROGRAM TO THE MERGER. In 1996, after taking into consideration the effects of certain extraordinary non-recurring losses, the total amount to be paid under the Profit Participation Program was determined by the Compensation Committee to be $518,000.

    MANAGEMENT BONUS PROGRAM. Pursuant to the Management Bonus Program, selected key employees, including all executive officers of the Company were eligible to receive bonuses based on the Company's attaining targeted pre-tax earnings, adjusted for extraordinary non-recurring gains or losses, or in the case of one Subsidiary's participants, a pre-tax earnings target based partially on the Company's performance and partially on the Subsidiary's performance targets.

    In 1996, the Board set a targeted range of pre-tax earnings. In setting this range, the Board used historical pre-tax earnings of the Company (as a percentage of revenues) multiplied by a revenue benchmark which was intended to reflect an aggressive target that the Board believed was attainable based on the Company's capabilities and then current and expected economic and competitive factors. For 1996, the maximum bonus award which each executive or key employee was eligible to receive under the Management Bonus Program ranged from 15% to 60% of base salary, depending on which entity employs the executive and the executive's level of responsibility. The bonus awarded under this program was calculated based on a comparison of actual results with a range of targeted pre-tax earnings.

    APPLICATION OF COMPANY'S MANAGEMENT BONUS PROGRAM PRIOR TO THE MERGER. In 1996, as a result of the financial performance of the Company, bonuses were not awarded under the Management Bonus Program to executive officers and key employees of the Company, except for key employees of the one Subsidiary which based its bonus partially on the comparison of its pre-tax earnings target to its actual results. No executive officers were awarded bonuses under this Program.

        B.  CHIEF EXECUTIVE OFFICER BONUS PLAN.

    THE COMPANY'S CHIEF EXECUTIVE OFFICER PRIOR TO THE MERGER. Pursuant to his employment agreement, Mr. Wimberly was entitled to participate in the Company's bonus programs. Upon termination of his contract, Mr. Wimberly ceased participating in any bonus plans and was entitled to receive a severance payment of $800,000 as explained previously.

III. LONG-TERM INCENTIVE PLANS - ALL EXECUTIVE OFFICERS, INCLUDING THE CHIEF EXECUTIVE OFFICER.

    OLD MK POLICY. During 1993, Old MK decentralized many functions that were previously being performed without charge by corporate personnel for the benefit of Old MK's operating groups. As a result, the Old MK Compensation Committee modified Old MK's incentive plans to reflect only operating group performance when measuring the long-term incentive compensation to be paid to the operating group presidents and developed four 5-Year Plans, one for each operating group president, including Mr. Tinstman who was President of the Mining Group at the time, as well as a 5-Year Plan for Mr. Hanks. The 5-Year Plans were designed to measure (i) return on capital employed at the group level for operating group presidents and (ii) return on total capital at the corporate level for Mr. Hanks. For a detailed description of such plans, see the section within this Proxy Statement titled "Individual 5-Year Plans." Currently, the only executives covered under 5-Year Plans are Messrs. Tinstman and Hanks.

    APPLICATION OF POLICY TO OLD MK PERFORMANCE. During 1996, prior to the Merger, the Old MK Compensation Committee determined that no amounts would be accrued under the 5-Year Plan applicable to Mr. Hanks. As set forth previously, the $1,618,000 accrued to Mr. Tinstman while President of the Old MK Mining Group was approved for payment when due and no further amount was accrued under his 5-Year Plan. The Company assumed the 5-Year Plans pursuant to the Merger, including the obligation to make such payment to Mr. Tinstman.

    The Old MK Compensation Committee determined to postpone the development of any other 5-Year Plans, if any, until the completion of the Restructuring.

    COMPANY POLICY PRIOR TO THE MERGER. Prior to the Merger the Company had no long-term cash-based compensation plan.

IV. EQUITY-BASED COMPENSATION PLANS - EXECUTIVE OFFICERS, INCLUDING THE CHIEF EXECUTIVE OFFICER.

    THE COMPANY'S POLICY PRIOR TO THE MERGER. The 1994 Stock Option and Incentive Plan for Officers, Directors and Key Employees of Morrison Knudsen Corporation, as amended, the "1994 Plan"), which was originally approved by the stockholders of the Company in April 1994, gives the Company's Compensation Committee authority to grant stock options or issue restricted stock. Stock options and restricted stock are designed to align the interests of executives and key personnel with those of the stockholders. The Compensation Committee believes that significant equity interests in the Company held by the Company's management serve to retain and motivate management.

    In 1996, prior to the Merger, the Compensation Committee administered the 1994 Plan in the following manner. The Board of Directors of the Company determined a targeted range for improvement in earnings per share of the Company and a targeted maximum number of stock options that may be granted. The targeted improvement in earnings per share was set based on the Board's judgment as to the Company's capabilities and current and expected economic and competitive factors. If the maximum targeted earnings per share improvement were achieved, then the maximum number of stock options would be available for grant. If the Compensation Committee determined stock options were available for grant, the Compensation Committee would make awards based on the Compensation Committee's assessment of the individual executive's contribution to the Company's success in meeting its financial goals. This assessment would be based primarily on the earnings of the Subsidiary which employed the executive and the level of the executive's responsibility. The award also would be made based on non-financial performance measures such as individual performance, the recommendations of senior management and the success in implementing the Company's long-term strategic plan. It was expected that most awards under the 1994 Plan would be stock options which would be granted with an exercise price equal to the market price of the Common Stock on the date of grant and would vest over three years (one-third at the end of each year). It was expected that grants of restricted stock would be used only under limited circumstances based on extraordinary performance.

    As of November 30, 1996, stock options for a maximum of 1,375,948 shares were available for grant under the 1994 Plan. Included in this amount are 1,767,217 shares which the Compensation Committee made available for issuance pursuant to Article II of the Plan during the November 1996

Compensation Committee Meeting. In setting this maximum amount, the Compensation Committee primarily considered the relatively small level of stock ownership currently held by management.

    The Compensation Committee also could from time to time award options to executive officers, including the Chief Executive Officer, based on its judgment that such options would serve as an incentive to the executive officers and, with respect to executive officers other than the Chief Executive Officer, based on the recommendations of the Chief Executive Officer. The Compensation Committee's decision whether to grant options and the number of options were based primarily on the individual executive's responsibility, performance and existing stock ownership. During 1996, Messrs. Groven, Nelson and Hughes were awarded 40,000, 24,000 and 20,000 options, respectively, at an exercise price of $7.50 per share.

    Pursuant to the employment agreement with Mr. Wimberly, on September 30, 1996 he was granted options to purchase 50,000 shares of the Company's Common Stock at an exercise price of $9.8125 per share. Upon Mr. Wimberly's termination on October 1, 1996, he was granted an option to purchase 50,000 shares at an exercise price of $9.625 per share. Pursuant to the employment agreement, all of Mr. Wimberly's options became fully vested, and are exercisable until October 1, 1997.

V.  COMBINED COMPANY COMPENSATION POLICY.

    In connection with the Merger, a new Board of Directors was elected by the Company's Stockholders on September 11, 1996. The Compensation Committee of the post-Merger Board of Directors (the "New Committee") has been developing a compensation plan for the Company following the Merger and the following summarizes the general policies of the Company developed by the New Committee and the Board:

    -AUTHORITY AND RESPONSIBILITY. The New Committee has responsibility for reviewing and recommending the compensation arrangements for Corporate Officers. Such arrangements must be approved by the full Board of Directors. The New Committee approves individuals to be classified as "Key Employees" and their compensation, reviews and recommends to the Board all stock-based compensation, recommends a succession plan for Corporate Officers to the Board and approves the annual budget for employee wage increases.

    -GENERAL COMPENSATION POLICY OF THE NEW COMMITTEE. The New Committee intends to emphasize both Company financial results and stock price performance in order to give executives incentives to increase shareholder value. This emphasis will increase in proportion to increased individual responsibilities resulting in a policy that gives senior executives greater potential value from incentive and stock-based compensation than base salary. Total compensation is intended to be competitive and sufficiently flexible to retain and attract the caliber of talent needed to enhance the Company's financial and market performance.

    -BASE SALARIES AND CASH BONUS INCENTIVES. Base salaries will be generally targeted at slightly greater than industry average. Annual cash bonus plans will be tied to pre-defined measurable results. Although the New Committee intends to exercise substantial discretion with respect to bonuses in the initial post-Merger period, its goal is to set bonuses based 75% on measurable financial goals and 25% on discretionary factors. The New Committee intends to set a bonus pool for Key Employees equal to 7% of pre-tax profit ("PTP") if the Company's earnings per share ("EPS") reach between 50% and 100% of a prior year benchmark set by the New Committee. This amount will increase up to 9% of PTP as EPS increases from 100% of the benchmark up to the goal which the New Committee has set at 115%. Allocation of the bonus pool to employees (other than Key Employees) of operating groups may take into account the revenue and contribution of that operating group. The allocation to operating groups will be recommended by the Chief Executive Officer and submitted to the New Committee for approval. Group Presidents' bonuses will be a function of both corporate and group performance.

    -LONG-TERM EQUITY-BASED INCENTIVES. Long-term compensation opportunities will be based on increasing shareholder value. Generally, the New Committee intends to grant fixed-price stock options as the only form of long-term incentive compensation. Such options will generally have a ten-year life and will vest over three to five years.

    The New Committee's policy is to comply, to the extent it deems it in the best interests of the Company, with Section 162(m) of the Internal Revenue Code, as amended, to allow for the tax deductibility of compensation awarded to the Chief Executive Officer and the four most highly-compensated executive officers of the Company who are serving at the end of each fiscal year.

    Following the Merger, the New Committee increased Mr. Tinstman's salary to $400,000.

    In addition, on January 10, 1997, the New Committee recommended and the Board approved grants to Messrs. Tinstman, Groven, Hanks, Nelson, Hughes, Zarges, Chi and Allred, of 200,000; 45,000; 60,000; 10,000; 20,000; 50,000;
45,000; and 45,000 options to purchase Common Stock, respectively.

    CONCLUSION. Through the programs described above, a significant portion of the each executive's compensation is linked directly to the financial performance of the Company. The policy of these new programs is to award bonuses based on the success of the Company in attaining targeted earnings through the application of objective, pre-established formulas rather than subjective determinations. As circumstances dictate the New Committee expects that it will continue to refine these programs to provide incentives to executives to enhance the financial performance of the Company and long-term stockholder value.

                                          David H. Batchelder, Chairman
                                          Leonard R. Judd
                                          Dorn Parkinson
                                          John D. Roach

                        COMPANY STOCK PERFORMANCE GRAPH

    Rules adopted by the Securities and Exchange Commission require that the Company include in this Proxy Statement a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis with the Standard & Poor's ("S&P") 500 Stock Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. A list of the companies selected by the Company as a peer group index follows the graph below:

                COMPARISON OF 40 MONTH CUMULATIVE TOTAL RETURN*
             AMONG MORRISON KNUDSEN CORPORATION, THE S&P 500 INDEX,
            THE DOW JONES HEAVY CONSTRUCTION INDEX AND A PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             MORRISON KNUDSON CORPORATION    PEER GROUP    S&P 500   DOW JONES HEAVY CONSTRUCTION
7/12/1993                             $100          $100       $100                           $100
Nov-93                                  92           103        104                            103
Nov-94                                  56            98        105                             97
Nov-95                                  73           133        144                            132
Nov-96                                 115           138        184                            135

Ashland Coal Inc.; Zeigler Coal Holding; Granite Construction Inc.; Perini Corporation; The Turner Corporation; Fluor Corporation; Foster Wheeler Corporation; Jacobs Engineering Group Inc.; Stone & Webster, Incorporated; Michael Baker Corp.; Dames & Moore Inc.; OHM Corp.; Harding Lawson Associates Group Inc.; ICF Kaiser International Inc.; International Technology Corp.; Roy
F. Weston Inc. While the Company has previously used the Dow Jones Heavy Construction Index as its comparison Index, the Company's management no longer believes such Index provides an appropriate comparison following the acquisiton of Old MK by the Company. Accordingly, the Company's management has elected to use a peer company index that it believes provides a more appropriate basis of comparison following the acquisition of Old MK by the Company.

*The Company was incorporated on July 12, 1993 and, therefore, no information prior to that date is available. One hundred dollars was invested on July 12, 1993 in stock on Index. Fiscal year ending November 30.

    EXECUTIVE COMPENSATION. The following table summarizes all plan and non-plan compensation awarded or paid to, or earned by, each of the Named Executives (the Chief Executive Officer and the other most highly-compensated executive officer(s) of the Company and its subsidiaries) during the fiscal years indicated:

                           SUMMARY COMPENSATION TABLE
                 FOR FISCAL YEARS ENDED 1994, 1995 AND 1996(1)

                                           ANNUAL COMPENSATION            AWARDS      PAYOUTS
                                      ------------------------------   ------------   -------
                                                           OTHER        SECURITIES               ALL
                                                           ANNUAL       UNDERLYING     LTIP     OTHER
                                      SALARY    BONUS   COMPENSATION   OPTIONS/SARS   PAYOUTS   COMP.
 NAME AND PRINCIPAL POSITION    YEAR    ($)      ($)        ($)            (#)          ($)      ($)

------------------------------------------------------------------------------------------------------
Robert A. Tinstman              1996   97,923(2)      --   24,388(3)          --      1,618,000(4) 19,035(5)
President and CEO               1995       --       --        --              --           --       --
                                1994       --       --        --              --           --       --
Darrol N. Groven                1996  235,000   10,797        --          40,000           --    3,000(6)
Senior Vice President and       1995  210,000   96,650        --          35,000           --    3,000
President -- Heavy Civil        1994  181,442  100,000        --          10,000           --    3,000
Construction Group
Gerald F. Nelson                1996  175,000    8,057        --          24,000           --    3,000(6)
President -- Washington         1995  153,255   51,999        --          25,000           --    3,000
Construction Co.                1994  133,847   35,650        --              --           --    3,000
Edward D. Hughes                1996  130,000    5,978        --          20,000           --    3,000(6)
Formerly, Vice President,       1995  133,450   40,456        --              --           --    3,000
Contract Administration         1994  133,624       --        --              --           --    3,000
John H. Wimberly                1996  279,461       --        --         100,000           --  803,000(7)
Former CEO                      1995  300,000  108,389        --          50,000           --    3,000
                                1994   46,154  100,000        --         500,000           --      692

------------------------
(1)In addition to the individuals reported on the above table, Stephen G. Hanks and Thomas H. Zarges were also serving as executive officers and Steven Y. Chi and C. Stephen Allred were serving as operating group presidents of the Company at the end of fiscal year 1996; however, they are not included in the table because they were not employees of the Company prior to the Merger Date. Prior to the Merger Date, Messrs. Tinstman, Hanks, Zarges, Chi, and Allred were compensated by Old MK. As of November 30, 1996, the base salaries of Messrs. Tinstman, Hanks, Zarges, Chi, and Allred were $400,000, $300,000, $260,000, $234,000 and $234,000, respectively. Under applicable rules and regulations of the Securities and Exchange Commission, information regarding the compensation of such individuals is not required to be disclosed.

(2)The salary indicated above for Mr. Tinstman was salary paid to him by the Company from the time of the Merger. Prior to such time, he was compensated by Old MK.

(3)Disabilty insurance premium of $12,243 and tax gross-up of $12,145 on the foregoing disability insurance premium and the value of the term life insurance premium reported under footnote 5 to this table.

(4)Mr. Tinstman's benefit under the Old MK Long-Term Incentive Plan for the Mining Group (to which the Company has succeeded) could have been accelerated and become payable during 1996 due to the Restructuring of Old MK. During 1996, Mr. Tinstman and the Old MK Board of Directors agreed that such plan would be amended to provide that the Restructuring would not constitute a "change of control" under the plan, and Mr. Tinstman's accrued benefit of $1,618,000 was frozen. In connection with such arrangement, Mr. Tinstman waived payment of such benefit until the completion of the performance period under such plan, which will occur December 31, 1997.

(5)Amount is comprised of $19,035 attributable to a life insurance policy on Mr. Tinstman's life under the Key Executive Life Insurance Plan, of which $576 represents the dollar value of the term life insurance premium and $18,459 represents Mr. Tinstman's interest in the policy's cash surrender value as projected on an actuarial basis attributable to the 1996 premium.

(6)Amount is comprised of matching contributions to employees' 401(k) account.

(7)Amount consists of $3,000 matching contributions to Mr. Wimberly's 401(k) account and $800,000 paid to Mr. Wimberly upon his termination of employment under the terms of an employment agreement with Mr. Wimberly dated as of August 25, 1994.

     OPTION GRANTS. The following table summarizes pertinent information concerning individual grants of stock options, including a theoretical grant date present value for each such grant:

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                                                                                              POTENTIAL
                                                                                                          REALIZABLE VALUE
                                                                                                          AT ASSUMED ANNUAL
                                                                                                                RATES
                                                                                                           OF STOCK PRICE
                                                                                                            APPRECIATION
                                         INDIVIDUAL GRANTS                                                 FOR OPTION TERM
----------------------------------------------------------------------------------------------------      -----------------
                                   NUMBER OF
                                   SECURITIES         % OF TOTAL
                                   UNDERLYING        OPTIONS/SARS          EXERCISE
                                    OPTIONS/          GRANTED TO           OR BASE
                                      SARS           EMPLOYEES IN           PRICE         EXPIRATION
             NAME                  GRANTED (#)        FISCAL YEAR         ($/SHARE)          DATE              5% ($)

----------------------------------------------------------------------------------------------------      -----------------
Robert A. Tinstman                      --                 --                     --              --                     --
Darrol N. Groven                    40,000               12.9                 7.5000        01/23/06                188,668
Gerald F. Nelson                    24,000                7.7                 7.5000        01/23/06                113,201
Edward D. Hughes                    20,000                6.5                 7.5000        01/23/06                 94,334
John H. Wimberly                    50,000               16.1                 9.8125        10/01/97                 24,600
                                    50,000               16.1                 9.6250        10/01/97                 24,063


------------------------------

             NAME                    10% ($)
------------------------------
Robert A. Tinstman                             --
Darrol N. Groven                          478,123
Gerald F. Nelson                          286,874
Edward D. Hughes                          239,061
John H. Wimberly                           49,203
                                           48,125

------------------------
(1)Subsequent to fiscal year end, fixed-price nonqualified stock options were granted on January 10, 1997 to Robert A. Tinstman, Darrol N. Groven, Gerald F. Nelson, Edward D. Hughes, Stephen G. Hanks, Thomas H. Zarges, Steven Y. Chi and
C. Stephen Allred in the amounts indicated below. Such options are exercisable at $9.875 per share in four equal increments on each of the first, second, third and fourth anniversaries of the date of grant. They will expire on January 10, 2007.

                                                     POTENTIAL REALIZABLE VALUE AT
                                                     ASSUMED ANNUAL RATES OF STOCK
                                                     PRICE APPRECIATION FOR OPTION
              INDIVIDUAL GRANTS                                  TERM
---------------------------------------------      ---------------------------------
                                   NUMBER OF
                                   SECURITIES
                                   UNDERLYING
                                    OPTIONS/
                                      SARS
             NAME                  GRANTED (#)          5% ($)             10% ($)

---------------------------------------------      ---------------------------------
Robert A. Tinstman                 200,000                 1,242,067       3,147,641
Darrol N. Groven                    45,000                   279,465         708,219
Gerald F. Nelson                    10,000                    62,103         157,382
Edward D. Hughes                    20,000                   124,207         314,764
Stephen G. Hanks                    60,000                   372,620         944,292
Thomas H. Zarges                    50,000                   310,517         786,910
Steven Y. Chi                       45,000                   279,465         708,219
C. Stephen Allred                   45,000                   279,465         708,219

    AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES. The following table summarizes pertinent information concerning the exercise of stock options during fiscal year 1996 by each of the Named Executives and the fiscal year-end value of unexercised options:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FY-END OPTION/SAR VALUES(1)

                                                                                NUMBER OF
                                                                          SECURITIES UNDERLYING       VALUE OF UNEXERCISED,
                                                                               UNEXERCISED                IN-THE-MONEY
                                                                               OPTIONS/SARS              OPTIONS/SARS AT
                                                                          AT FISCAL YEAR END (#)       FISCAL YEAR END ($)
                                   SHARES ACQUIRED         VALUE               EXERCISABLE/               EXERCISABLE/
             NAME                  ON EXERCISE (#)      REALIZED ($)          UNEXERCISABLE               UNEXERCISABLE

---------------------------------------------------------------------------------------------------------------------------
Robert A. Tinstman                              --                --                          --                         --
Darrol N. Groven                                --                --          18,332/66,668              45,310/133,753
Gerald F. Nelson                                --                --           8,333/40,667               25,520/85,543
Edward D. Hughes                                --                --           7,000/23,000                 0/28,750
John H. Wimberly                           166,667           666,668            483,333/0                  1,369,790/0

------------------------
(1)Options were granted to the Named Executives and other officers of the Company as reported in footnote to the table entitled "Option/SAR Grants in Last Fiscal Year." Such options are exercisable in four equal installments on each of the first, second, third and fourth anniversaries of the date of grant. As of January 30, 1997, no such options were in the money.

     INDIVIDUAL 5-YEAR PLANS. During 1993, Old MK awarded Messrs. Hanks and Tinstman participation in long-term incentive plans that were tailored to each of their positions (the "Individual 5-Year Plans"). Such plans, to which the Company has succeeded, provide the participants with an opportunity for a cash award at the end of a five-year performance period. No shares of Company Common Stock, performance units or other stock rights are involved.

    Mr. Hanks' Individual 5-Year Plan measures annually (over the five-year period January 1, 1993 to December 31, 1997) the Company's after-tax net income as a percentage of its average total capital. In the case of Mr. Tinstman, who was President of the Old MK Mining Group prior to his becoming Chief Executive Officer of Old MK in 1995, the performance formula is modified to measure over the same period the contribution to net income at the Mining Group level over such group's average annual capital employed ("ROTC").

    A positive award pool is created each year during the performance period in an amount equal to the Company's net income (in the case of Mr. Hanks) or contribution to net income by each group (in the case of Mr. Tinstman) in excess of the predetermined ROTC goal set by the Compensation Committee. The award pool is not capped at any maximum amount. If net income or contribution to net income falls below the ROTC goal in any given year, the amounts by which the Company or Mining Group failed to meet its goal become a negative award pool for such individual. The negative award pool is not capped at any maximum amount.

    Each participant shares in the annual award pool (which may be positive or negative based upon Company or group performance) applicable to his position in accordance with a sharing percentage established by the Compensation Committee. The participant's share of the award pool, which may be positive or negative, is not paid to the executive. Rather, such amounts are tracked throughout the five-year performance period by the Company and "netted" at the end thereof. Assuming that the cumulative five-year award is positive, it can be adjusted upward if the compound annual growth rate in the Company's stock price exceeds targets established by the Compensation Committee. This latter adjustment is applicable only to Mr. Hanks and not to Mr. Tinstman.

    Except in the case of death, disability or termination without cause, any payments due to participants under the Individual 5-Year Plans will be made within 120 days following December 31, 1997. In the event of a change in control, as defined in the Individual 5-Year Plans, the participants' accrued awards are immediately vested and payable.

    It is impossible for the Company to estimate with reasonable accuracy the many variables affecting potential payments under the Individual 5-Year Plans. Thus, it is impossible to determine whether participation in the Individual 5-Year Plan by Mr. Hanks will result in payment of a cash bonus to him at the end of the performance period.

    Mr. Tinstman's benefit under his Individual 5-Year Plan could have been accelerated and become payable during 1996 due to the Restructuring of Old MK. During 1996, Mr. Tinstman and the Old MK Board of Directors agreed that such plan would be amended to provide that the Restructuring would not constitute a "change of control" under such plan, and Mr. Tinstman's accrued benefit of $1,618,000 was frozen. In connection with such arrangement, Mr. Tinstman waived payment of such benefit until the completion of the performance period under such plan, which will occur December 31, 1997.

    Although Mr. Zarges was awarded participation in an Individual 5-Year Plan during 1994 applicable to his position as President of the Engineering, Construction and Environmental Group, no such plan was drafted. If such plan is ultimately drafted for Mr. Zarges, it will function in all material respects as the plan described for Mr. Tinstman.

    PENSION. Company retirement or actuarial benefits to the Named Executives are derived principally from three sources: (i) an annuity issued by United Pacific Life Insurance Company arising out of the termination of the Morrison Knudsen Corporation Retirement Plan established January 1, 1970 and terminated December 12, 1987 ("UPL Annuity"); (ii) a retirement benefit from the Morrison Knudsen Corporation Retirement Plan established January 1, 1988 and frozen December 31, 1991 ("Frozen MKRP Benefit"); and (iii) a retirement benefit from supplemental retirement benefit agreements ("SRBA Benefit"). The details as to the source and amount of each Named Executive's retirement benefits are provided below.

    The following table summarizes the estimated annual benefits payable in the form of a straight-life annuity upon normal retirement to each of the Named
Executives:

                                 PENSION TABLE

                                                               SRBA
                                                              BENEFIT       TOTAL ANNUAL
                                              FROZEN MKRP     AT AGE           BENEFIT
                            UPL ANNUITY(2)    BENEFIT(3)       65(4)          AT AGE 65
         NAME(1)                  ($)             ($)           ($)              ($)
--------------------------------------------------------------------------------------------
Robert A. Tinstman                 9,385          17,860        10,568            37,813
Darrol N. Groven                      --              --            --                --
Gerald F. Nelson                      --              --            --                --
Edward D. Hughes                      --              --            --                --
John Wimberly                         --              --            --                --

------------------------
(1)The following individuals also receive benefits under the plans discussed herein: Mr. Hanks, who has accrued a UPL annuity of $7,284 and a Frozen MKRP Benefit of $13,755, for a total of $21,039; Mr. Chi, who has accrued a UPL annuity of $14,007 and a Frozen MKRP Benefit of $6,313, for a total of $20,320; and Mr. Allred, who has accrued a UPL annuity of $4,556 and a Frozen MKRP benefit of $10,498, for a total of $15,054.

(2)The amounts shown in this column are fixed amounts based upon the formula contained in the Morrison Knudsen Corporation Retirement Plan established January 1, 1970 and terminated December 12, 1987. Such amounts will not increase due to compensation paid or service rendered by the Named Executive after December 12, 1987.

(3)The amounts shown in this column are fixed amounts based upon the formula contained in the Morrison Knudsen Corporation Retirement Plan established January 1, 1988 and frozen December 31, 1991. Such amounts will not increase due to compensation paid or service rendered by the Named Executive after December 31, 1991.

(4)Old MK has entered into a nonqualified and unfunded SRBA, to which the Company succeeded, to provide retirement income to Mr. Tinstman. The supplemental retirement benefit agreement ("SRBA") provides Mr. Tinstman with a retirement benefit equal to the difference between (a) the retirement benefit that would be payable to him under the Morrison Knudsen Corporation Retirement Plan established January 1, 1988 and frozen December 31, 1991, if it were not for certain limits imposed on the Named Executive under the Internal Revenue Code of 1986, as amended; and (b) his Frozen MKRP Benefit.

This difference is referred to hereafter as the "Standard SRBA Benefit." The Standard SRBA Benefit will not increase, absent any future amendments to his SRBA, due to compensation paid or services rendered after December 31, 1991.

     EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS. Effective January 1, 1993, Old MK entered into five-year employment agreements (January 1, 1993 through December 31, 1997) with Messrs. Hanks and Tinstman, to which the Company succeeded in the Merger. Effective January 1, 1994, Old MK entered into a similar five-year employment agreement with Mr. Zarges (January 1, 1994 through December 31, 1998), to which the Company also succeeded in the Merger. Pursuant to the terms of the employment agreements, Messrs. Tinstman, Hanks and Zarges are entitled to receive a minimum annual base salary of $250,000, $250,000 and $250,000, respectively, and to participate in the Company's annual bonus plan applicable to their corporate position or operating group position. They are also entitled to participate in (i) an Individual 5-Year Plan tailored to their corporate position or operating group position (for a description of such plans, see the section herein titled "Individual 5-Year Plans"), (ii) the Key Executive Life Insurance Plan (which provides pre-retirement life insurance of three times base salary, inclusive of the Company's group plan and which provides post-retirement life insurance of one times base salary), (iii) the Key Executive Disability Insurance Plan (which provides a disability benefit of 60% of base salary and annual bonus, inclusive of all Company and government programs) and
(iv) all other health and welfare benefits generally available to executive officers of the Company.

    Under the employment agreements, Messrs. Tinstman, Hanks and Zarges are also entitled to receive a severance benefit equal to twice their base compensation (which includes such items as base salary in effect immediately preceding the termination of employment, bonuses and participation in health and retirement programs) if their employment is terminated for a reason other than death, disability, cause, voluntary resignation under circumstances not constituting constructive termination or the expiration of their employment agreements. Under such circumstances, the Company will fully vest all unvested stock options and restricted stock awards previously granted, and fully vest and immediately pay any accrued awards and bonuses. If any payments due under the employment agreements will result in liability to Messrs. Tinstman, Hanks and Zarges for an excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the Company has agreed to pay to them an amount which (after deducting any Federal, state and local income taxes payable with respect to such amount) is sufficient to fully satisfy such tax.

    On January 10, 1997, the employment agreements of Messrs. Tinstman, Hanks and Zarges were amended to provide that in the event any such executive is terminated for any reason, no portion of the stock options which were granted to such executive on January 10, 1997, which were unvested as of the date of such termination would be exercisable.

    On April 26, 1996, Old MK entered into employment agreements with Messrs. Chi and Allred, to which the Company succeeded in the Merger. Pursuant to the terms of the employment agreements, Messrs. Chi and Allred are entitled to receive a minimum base compensation of $234,000 each. Each of Mr. Chi and Mr. Allred is also entitled to receive a severance benefit of 18 months salary if his employment is terminated prior to December 31, 1998, for any reason other than death, disability, cause, voluntary resignation not constituting constructive termination or retirement.

    INDEBTEDNESS OF MANAGEMENT. On February 17, 1995, the Company loaned $250,000 (the "1995 Loan") to Darrol N. Groven, Senior Vice President of the Company and President of the Company's Heavy Civil Construction Group, and his wife, which was secured by their Montana residence. With the sale of the Montana residence, the non-interest bearing loan was reduced to $113,260. The 1995 Loan was issued in connection with Mr. Groven's appointment as President of Kasler Corporation, a subsidiary of the Company, and his relocation to Kasler's headquarters in Southern California at the request of the Company.

    On October 18, 1996, the Company loaned $200,000 (the "1996 Loan") to Mr. Groven and his wife. Such loan is secured by their California Residence. In February of 1997, the Company loaned $50,000 (the "1997 Loan") to Mr. Groven and his wife. Such loan is secured by their Idaho residence.

Both such loans are non-interest bearing, become due and payable on February 17, 1999 and were made in connection with Mr. Groven's relocation to Boise, Idaho.

    Since the beginning of fiscal year 1996, the largest aggregate amount due and owing by Mr. Groven was $363,260 and Mr. Groven remains indebted to the Company for such amounts.

    No other director or executive officer of the Company has been indebted to the Company at any time since the beginning of fiscal year 1996 in an amount in excess of $60,000.

    RELATED TRANSACTIONS. Prior to the Merger, Washington Corporations ("WC") and other entities owned by Dennis R. Washington, Chairman of the Board of Directors of the Company, regularly engaged in transactions with the Company as part of WC's and the Company's ongoing business and operations. Such transactions were on terms comparable to those available from outside sources.

    WC has historically provided the Company various administrative and support services pursuant to certain intercompany agreements. During the fiscal year 1996, the Company paid to WC for administrative services, data processing, usage of the Missoula office complex, benefit plan administration services and aircraft services, the following amounts, respectively: $1,128,000, $518,400, $264,000, $134,800 and $128,800.

    The Company expects to enter into an aircraft lease agreement with WC for the lease of a corporate jet owned by WC, the payments for which are anticipated to be approximately $500,000 during the fiscal year ended November 30, 1997.

    During fiscal year 1996, the Company paid to WC $485,000 in cash for financial and other advisory services provided to the Company with respect to the Merger. The Company also reimbursed WC for its expenses incurred as a result of its engagement in the amount of $165,000 and indemnified WC against certain liabilities and expenses in connection therewith.

    The Company regularly purchases equipment, parts and services from Modern Machinery Co., Inc. ("MMCI"), a wholly owned subsidiary of WC. During fiscal year 1996, the Company purchased goods and services in the amount of $4,781,400 from MMCI and MMCI purchased $416,500 in used or surplus equipment from the Company for resale to third parties.

    The Company regularly employs Westran, Inc. ("Westran"), a wholly owned subsidiary of WC, which provides heavy highway transportation services throughout the United States to mobilize or relocate its equipment. Westran submits competitive bids to provide these services. In addition, Westran provides subcontract hauling for the Company on a project in Grand Junction, Colorado. Services purchased from Westran by the Company in fiscal year 1996 totaled $1,024,000.

    Equipco, Inc. ("Equipco"), a wholly owned subsidiary of WC, provides repair services for equipment owned by the Company. Services are provided at cost and no warranty is made on work performed. The Company pays a proportionate share of Equipco's fixed costs in return for Equipco's maintaining its repair facility conveniently located and readily available to the Company. Services and products provided by Equipco to the Company in fiscal year 1996 totaled $1,384,400. Equipco also purchased $113,100 in equipment from the Company.

    Pro Builders, Corp., a wholly owned subsidiary of the Company, has contracts in progress with Gateway Limited Partnership, a real estate entity in which Mr. Washington has an indirect ownership interest. In fiscal year ended 1996, revenues paid to Pro Builders from this project totaled $4,696,000.

    On July 8, 1993, WGC Holdings, Inc., a wholly owned subsidiary of the Company ("Holdings"), and WC entered into a Tax Indemnification Agreement with respect to certain tax liabilities. Following the combination of Kasler Corporation and Holdings as subsidiaries of the Company on July 12, 1993 (the "Combination"), Holdings no longer participates in WC's consolidated income tax returns. The Tax Indemnification Agreement clarifies responsibilities for the payment of taxes and the resolution of disputes regarding taxes following the Combination. Holdings is subject to potential liability for any unpaid federal income tax liabilities of WC's consolidated group during any part of such taxable year in which Holdings was a member of WC's consolidated group. Pursuant to the Tax Indemnification Agreement, WC has agreed to indemnify Holdings for all income tax liabilities attributable to any member of WC's consolidated group other than Holdings for any taxable year.

    On July 8, 1993, Holdings and WC entered into an Environmental Indemnification Agreement with respect to possible environmental liabilities which arise following the Combination. The Environmental Indemnification Agreement provides that WC and Holdings each will indemnify the other for their respective environmental liabilities arising from the operation of their respective businesses.

    Batchelder & Partners, Inc., an investment advisory and consulting firm ("BPI"), of which David H. Batchelder, a Director of the Company, is President, was engaged by the Company to act as a financial advisor to the Company with respect to the Merger. The Company, pursuant to an agreement with BPI, paid BPI $800,000 in cash (plus related expenses in the amount of $191,800) and issued to BPI warrants to purchase 110,500 shares of Company Common Stock at an exercise price of $12.00 per share, which warrants expire at 5:00 p.m., New York City time, on September 11, 2001 (valued at $542,555 as of September 12, 1996, the date of issuance). The Company has also provided certain piggyback registration rights with respect to the shares issuable upon exercise of the warrants, to reimburse BPI for its expenses incurred in connection with its engagement and to indemnify BPI in connection therewith against certain liabilities and expenses. The terms of the warrants and the registration rights thereunder are set forth in a Warrant Agreement among the Company, BPI and Schroder Wertheim & Co. Incorporated and a Registration Rights Agreement among the Company, BPI and Schroder Wertheim & Co. Incorporated, each dated September 11, 1996. In addition, from time to time, BPI advises the Company regarding acquisitions and divestitures.

    Terry W. Payne, a Director of the Company, is Chairman and owner of Terry Payne & Co., Inc. ("TPC") which provides insurance and bonding brokerage services to the Company and its subsidiaries. During fiscal year 1996, the Company paid premiums to TPC or to insurance and bonding companies for insurance or bonds arranged by TPC for group life and disability insurance, workers' compensation, business insurance and directors and officers' liability insurance, and surety bonds in the amount of $11,508,100. Of such premiums, TPC received approximately $875,000 in commissions related to the provision of such services.

    In January 1997, the Company and TPC concluded a Professional Service Agreement, covering the period August 1, 1996 through December 31, 1997. Under the Professional Service Agreement, TPC receives an annual fee of $1,280,000 which includes commissions earned on insurance. Of the $875,000 in commissions set forth above, $424,000 is covered by such agreement. The Professional Service Agreement is cancelable by any party upon 90 days' notice.

    SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder require the Company's officers and directors and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership with, among others, the Securities and Exchange Commission and to furnish the Company with copies.

    Based on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the last fiscal year all officers, directors and the beneficial owners of greater than 10% of the outstanding Common Stock complied with the filing requirements applicable to them, except Mr. Batchelder who failed to timely file an Amended Form 5, ANNUAL STATEMENT OF CHANGES IN BENEFICIAL OWNERSHIP, for fiscal year ended November 30, 1996, to report the award on September 12, 1996 of warrants to purchase 110,500 shares of Common Stock and Mr. Groven who failed to timely file Form 5, ANNUAL STATEMENT OF CHANGES IN BENEFICIAL OWNERSHIP, for fiscal year ended November 30, 1996, to report the award on January 23, 1996 of options to purchase 40,000 shares of Common Stock. Such forms are intended to be filed during March 1997.

    VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF. The following table shows the persons (as the term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to beneficially own more than 5% of the Company's Common Stock. It also shows the shares of Common Stock of the Company beneficially owned by all directors of the Company, the Named Executives, and the directors and other executive officers of the Company as a group:

                                                                 COMMON STOCK
                                          -----------------------------------------------------------
                  (1)                             (2)                   (3)                (4)
                                               AMOUNT AND
                                          NATURE OF BENEFICIAL
                                            OWNERSHIP AS OF
                                            JANUARY 31,1997      RIGHT TO ACQUIRE
            NAME AND ADDRESS                INCLUDING SHARES     WITHIN 60 DAYS OF       PERCENT
         OF BENEFICIAL OWNER(1)              IN COLUMN (3)       JANUARY 31, 1997      OF CLASS(2)

-----------------------------------------------------------------------------------------------------
Dennis R. Washington                           20,216,025(3)            6,390          37.55
c/o Washington Corporations
101 International Way
Missoula, Montana 59807
Pioneering Management Corporation               2,809,600(4)          --                5.22
60 State Street
Boston, Massachusetts 02109
CS First Boston, Inc.                           2,796,985(5)          --                5.19
Eleven Madison Avenue
New York, New York 10010

Directors:
David H. Batchelder                               144,121(6)          134,121           *
Leonard R. Judd                                    20,621              15,621           *
William C. Langley                                  5,556               5,556           *
Robert S. Miller, Jr.                               7,889               7,889           *
Dorn Parkinson                                    115,556(7)          105,556           *
Terry W. Payne                                     42,787              22,787           *
John D. Roach                                       5,556               5,556           *
Robert A. Tinstman                                  2,172               2,172           *
Dennis R. Washington                           20,216,025(3)            6,390          37.55

Named Executives:
Darrol N. Groven                                   43,333              43,333           *
Edward D. Hughes                                   44,196(8)           13,667           *
Gerald F. Nelson                                   24,666              24,666           *
John H. Wimberly                                  371,748(9)          316,666           *
                                               20,606,144             351,509          38.03
All Directors and Executive Officers
as a Group (16)

------------------------
*Indicates that the percentage of shares beneficially owned does not exceed 1% of the class.

(1)For purposes of this table, shares are considered to be "beneficially" owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities; and a person is considered to be the beneficial owner of shares if that person has the right to acquire the beneficial ownership of the shares within 60 days of January 31, 1997, unless otherwise noted.

(2)For purposes of this table, the percentages shown are calculated based upon the number of shares of the Company's Common Stock indicated in column (2) which include shares that the shareholder has the right to acquire beneficial ownership of within 60 days of January 31, 1997.

(3)Such amount includes 828,000 shares held by D. W. Holdings, Inc. which is wholly owned by Mr. Washington and as to which Mr. Washington may be deemed to be the beneficial owner and excludes 77,838 shares held by Mr. Washington's wife as to which Mr. Washington disclaims beneficial ownership.

(4)Pioneering Management Corporation ("Pioneering") filed Schedule 13G dated January 23, 1997 with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Such Schedule 13G states that as of such date, Pioneering is the beneficial owner of 2,809,600 shares of the Company's Common Stock of which Pioneering has sole voting power as to 2,809,600 shares, shared voting power as to -0- shares, sole dispositive power as to 58,000 shares and shared dispositive power as to 2,751,600 shares.

(5)CS First Boston, Inc. ("CSFBI") filed Amendment No. 1 to Schedule 13G dated November 22, 1996 with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Such Amendment states that as of such date, CS First Boston Corporation ("CSFBC"), a wholly owned subsidiary of CSFBI, has beneficial ownership of 2,796,985 shares of the Company's Common Stock of which CSFBC has sole voting power as to -0- shares, shared voting power as to 2,796,985 shares, sole dispositive power as to -0-shares and shared dispositive power as to 2,796,985 shares; and CSFBI may be deemed the beneficial owner of such shares by virtue of its ownership of 100% of the outstanding shares of CSFBC.

(6)Such shares include warrants to purchase 110,500 shares of Common Stock which are held by Batchelder & Partners, Inc. (of which Mr. Batchelder is a director and owner), as to which Mr. Batchelder shares voting and investment power with two other directors of Batchelder & Parters, Inc.

(7)Of such shares, Mr. Parkinson has no voting or dispositive power as to 5,000 shares owned by Mr. Parkinson's wife and Mr. Parkinson has shared voting and dispositive power as to 5,000 shares held in joint tenancy with his wife.

(8)Of such shares, Mr. Hughes shares voting and dispositive power as to 13,778 shares held in joint tenancy with his wife.

(9)Of such shares, Mr. Wimberly shares voting and dispositive power as to 55,082 shares held in joint tenancy with his wife.

2. APPROVAL OF THE 1997 STOCK OPTION AND INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS.

    INTRODUCTION. On January 10, 1997, the Company's Board of Directors adopted the 1997 Stock Option and Incentive Plan for Non-Employee Directors of Morrison Knudsen Corporation (the "Non-Employee Director Plan"), set forth in Appendix I attached hereto, subject to stockholder approval at the Annual Meeting. The purposes of the Non-Employee Director Plan are (i) to provide an additional incentive for Non-Employee Directors (as defined in the Non-Employee Director
Plan) to further the growth, development and financial success of the Company and (ii) to enable the Company to obtain and retain the services of Non-Employee Directors, which services are considered essential to the long range success of the Company.

    The principal features of the Non-Employee Director Plan are summarized below, and the summary is qualified in its entirety by reference to the Non-Employee Director Plan itself, attached to this Proxy Statement as Appendix
I. Capitalized terms not defined in this section shall have the meanings set forth in Appendix I.

    PARTICIPANTS. Under the proposed Non-Employee Director Plan, directors of the Company who are not officers or other employees of the Company or any subsidiary of the Company are eligible to receive awards of stock options or restricted stock. The Company currently has eight such directors.

    SHARES AVAILABLE UNDER THE NON-EMPLOYEE DIRECTOR PLAN. Subject to the discretionary equitable adjustment by the Board of Directors for stock dividends, stock splits, mergers, consolidations, spin-offs, distributions of assets or other similar corporate transactions, the maximum number of shares of Common Stock issued under the Non-Employee Director Plan will not exceed, in the aggregate, 500,000. Included in such number is a maximum of 100,000 shares issuable in the form of Restricted Stock.

    ADMINISTRATION OF THE NON-EMPLOYEE DIRECTOR PLAN. The Non-Employee Director Plan will be administered by the Board of Directors. The Board may from time to time delegate all or any part of its authority under the Non-Employee Director Plan to a committee of not less than two Non-Employee Directors who are "non-employee directors" as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor rule to the same effect. In any discussion regarding the Non-Employee Director Plan herein, the "Board" will mean the Board of Directors of the Company or any such committee.

    The Board shall have the power to interpret the Non-Employee Director Plan, the Option Rights and the Restricted Stock and the agreements related thereto. Expenses of administration of the Non-Employee Director Plan shall be borne by the Company.

    AWARDS OF STOCK OPTIONS. Under the Non-Employee Director Plan, the Board may award nonqualified options to purchase shares of the Company's Common Stock to Non-Employee Directors of the Company. The term of such options will be set by the Board but shall not exceed a period of ten years from the date of award. During the term of the option, the options may be exercised at such time, in such amounts, and in accordance with such terms and conditions and subject to such restrictions as are determined by the Board and set forth in option agreements evidencing the award of such options. The exercise price of an option may not be less than 100% of the Market Value per Share of the Company's Common Stock on the date of award. On January 10, 1997, the Market Value per Share was $9.875. The Board may specify Performance Objectives that must be achieved as a condition to the exercise of an option.

    The shares purchased upon the exercise of an option will be paid for in cash, through the delivery of other shares of the Company's Common Stock with a value equal to the total exercise price, by any other legal consideration as deemed appropriate by the Board, or a combination of the foregoing. The Board has the authority to specify at the time Option Rights are granted that shares of the Company's Common Stock will only be accepted in payment of the exercise price for the option if such shares are nonforfeitable and nonrestricted; however, the Non-Employee Director Plan allows the Board to permit payment of the exercise price in shares of the Company's Common Stock which are subject to risk of forfeiture or restrictions on transfer, which method of payment would permit immediate sequential exchanges of shares of the Company's Common Stock at the time of exercise of Option Rights. The Board may allow the deferred payment of the Option Price from the proceeds of a sale through a broker of some or all of the shares of Common Stock to which the exercise relates. Unless otherwise determined by the Board, an option will not be transferrable, except by laws of descent and distribution. Without further approval of the stockholders, the Board may not either authorize the amendment of any outstanding Option Right to reduce the exercise price thereunder or cancel an outstanding Option Right and replace it with an award having a lower exercise price.

    AWARDS OF RESTRICTED STOCK. The Board may authorize awards or sale of shares of Restricted Stock to Non-Employee Directors, to be evidenced by a written Restricted Stock Agreement between the Company and the Restricted Stockholder. Such awards or sales are generally subject to the restriction that such shares may not be sold, exchanged, transferred, pledged or otherwise disposed of until such restriction lapses. The restriction may lapse due to the passage of time or the achievement of certain predetermined performance criteria as determined by the Board. All certificates representing shares of Restricted Stock are held in custody by the Company until all restrictions thereon lapse. A Restricted Stockholder has ownership rights of the shares covered by the Restricted Stock Agreement, including voting power and receipt of dividends, if any. The Board may require that all dividends or other distributions paid on the shares of Restricted Stock during the period of such restrictions be automatically held and reinvested on an immediate or deferred basis as additional shares of Common Stock, which may be subject to the same restrictions as the underlying award or such other restrictions as the Board may specify.

    The Board may provide that the Company will have the right to repurchase Restricted Stock then subject to restrictions upon the Termination of Directorship of a Non-Employee Director at a cash price per share equal to the cash price paid by the Restricted Stockholder, if any. Provision may be made that no such right of repurchase will exist if the Termination of Directorship was without cause or because of the retirement, death, or disability of the Restricted Stockholder.

    If an Optionee or Restricted Stockholder ceases service as a Non-Employee Director by reason of death, disability, hardship or other special circumstance, the Board may take such action as it deems equitable under the circumstances or in the best interests of the Company with respect to any unvested Options or Restricted Stock of such terminating Non-Employee Director, including waiving or modifying any limitation or requirement with respect to any award under the Non-Employee Director Plan. In no case, however, will an option be exercisable later than the expiration date specified in the option award.

    The Non-Employee Director Plan permits a Non-Employee Director, with the consent of the Board, to pay any income tax incurred by such Non-Employee Director upon the exercise of an Option or the receipt of shares from an award of Restricted Stock, with shares of Company Common Stock otherwise issuable to him at that time. The number of shares issued to the Non-Employee Director is thereby reduced, and the Company pays the taxes of the Non-Employee Director. In addition, the Board may provide for the payment of a cash award intended to offset the amount of tax that the Non-Employee Director may incur in connection with Restricted Stock.

    The Non-Employee Director Plan may be amended, in whole or in part, suspended or terminated by the Board. However, no action may be taken by the Board to increase the limits on the maximum number of shares of Common Stock and shares of Restricted Stock which may be issued under the Plan, without further approval by the stockholders of the Company. Furthermore, the Board may not amend the Non-Employee Director Plan in any fashion that would otherwise require stockholder approval as a matter of applicable law or the rules of any U.S. stock exchange on which the Common Stock may be listed for trading. No amendment, suspension, or termination may be made without the consent of the holder of an Option Right or Restricted Stock, which would impair any rights or obligations under any such Option Right or Restricted Stock theretofore awarded, unless the award itself so provides. No amendment may be made, without further stockholder approval, which would reduce the Option Price of any outstanding Option, or which would cancel any Option Rights and replace with awards having a lower Option Price.

    No further awards will be made under the Non-Employee Director Plan after the passage of ten years from the date such plan is approved by the stockholders of the Company.

    ACCOUNTING EFFECTS. Under current accounting rules, neither the grant nor exercise of options under the Non-Employee Director Plan is expected to result in any charge to the earnings of the Company.

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of certain Federal income tax aspects of awards made under the Non-Employee Director Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

    For Federal income tax purposes, an optionee holding a Nonqualified Stock Option ("NQSO") will not be taxed upon the grant of any such option, but rather, at the time of exercise of such option. Upon exercise, the optionee generally recognizes ordinary income equal to the difference between the option price and the fair market value of the shares subject to the option, at the time the option is exercised. The grantee of an award of Common Stock generally recognizes ordinary income in an amount equal to the fair market value, less purchase price, if any, of such shares when they become freely transferable or are no longer subject to restrictions. The Company is entitled to a Federal income tax deduction at the time and to the extent the optionee or the grantee of an award recognizes income. If stock so acquired is later sold or exchanged, then the difference between the sales price and the fair market value of such stock on the date of exercise of the option is generally taxable as long-term or short-term capital gain or loss depending upon whether the stock has been held for more than one year after such date.

    As stated above, generally income is realized by an optionee upon exercise of an NQSO. However, in the case of an optionee whose sale of shares at a profit could subject the optionee to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended, realization of income is postponed so long as a sale of the shares would expose the optionee to such suit, unless the optionee elects within 30 days after the exercise to be taxed as of the exercise date in the manner described above. Absent such election, such an optionee will realize ordinary income at the time a sale would no longer expose him to such suit in an amount equal to the excess of the fair market value of the shares at that time over the exercise price. That fair market value will also govern for purposes of the Company's deduction and for determining the optionee's gain or loss upon subsequent disposition of the shares.

    An optionee who pays the exercise price upon exercise of an NQSO, in whole or in part, by delivering shares of the Company's stock already owned by him will realize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above for NQSOs. With respect to shares acquired upon exercise which are equal in number to the shares surrendered, the basis of such shares will be equal to the basis of the shares surrendered, and the holding period of such shares will include the holding period of the shares surrendered. The basis of additional shares received upon exercise will be equal to the fair market value of such shares on the date of exercise, and the holding period for such additional shares will commence on the date the option is exercised.

    On January 10, 1997, subject to stockholder approval of the Non-Employee Director Plan, the Board awarded 10,000 options to purchase shares of the Company's Common Stock to each of Messrs. Batchelder, Judd, Langley, Miller, Parkinson, Payne and Roach, and options to purchase 25,000 shares to Mr. Washington. Such options carry a ten-year term, will vest in four equal increments on each of the first, second, third and fourth anniversaries of the date of grant, and are exercisable at $9.875 per share.

    Set forth in the table below is the dollar value of the shares of the Company's Common Stock awarded under the Non-Employee Director Plan prior to the date hereof, which awards are subject to stockholder approval of the Non-Employee Director Plan at the Annual Meeting.

                            NEW PLAN BENEFITS TABLE
                  THE 1997 STOCK OPTION AND INCENTIVE PLAN FOR
                           NON-EMPLOYEE DIRECTORS OF
                          MORRISON KNUDSEN CORPORATION

                                                                                                        NUMBER OF
                                                                                            DOLLAR        UNITS
    NAME AND POSITION                                                                     VALUE ($)     (SHARES)
------------------------------------------------------------------------------------------------------------------
Executive Group                                                                                    --          --

Non-Executive Director Group(1)                                                          $ 938,125(2)      95,000

------------------------
(1)The Non-Executive Director Group consists of eight Non-Employee Directors.

(2)The dollar value was calculated using the fair market value of the Company's Common Stock on January 10, 1997, the date of grant, which was $9.875 per share.

    The text of the proposed resolution is as follows:

        "RESOLVED, that the 1997 Stock Option and Incentive Plan for Non-Employee Directors of Morrison Knudsen Corporation, as set forth in Appendix I to the Proxy Statement for the Annual Meeting of Stockholders to be held on April 11, 1997, is approved, and the Board of Directors, the Executive Committee and the appropriate officers of the Company are authorized and directed to take all steps and do all acts which in their judgment are deemed necessary or proper to carry out the terms of the Plan, including but not limited to the registration of shares to be awarded with the Securities and Exchange Commission and such other governmental or regulatory authorities as the said Executive Committee or officers may deem appropriate and the listing of such shares with the appropriate stock exchanges."

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1997 STOCK
                                     OPTION
                 AND INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS.

3.  RATIFICATION OF THE APPOINTMENT OF AUDITORS.

    The Board of Directors of the Company has appointed Coopers & Lybrand L.L.P. ("C&L") as auditors to make an examination of the consolidated financial statements of the Company and its subsidiary corporations for the fiscal year ending November 30, 1997. A proposal that the appointment of C&L be ratified will be submitted to stockholders at the meeting, and the Board of Directors recommends ratification of the appointment. Representatives of C&L will be present at the Annual Meeting, will be given the opportunity to make a statement if they wish and will be available to respond to appropriate questions.

    The Board of Directors of the Company, upon recommendation by the Audit Committee thereof, initially approved the engagement of C&L on September 12, 1996, in connection with the examination of the financial statements of the Company and its subsidiaries for fiscal year 1996. C&L replaced the accounting firm of KPMG Peat Marwick LLP ("KPMG") which was concurrently dismissed. During the period December 1, 1993 through September 12, 1996, there were no disagreements with KPMG on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to KPMG's satisfaction, would have caused such firm to make reference to the subject matter thereof in connection with its report on the Company's financial statements. During the period from December 1, 1993 through September 12, 1996, the Company did not consult with C&L regarding the application of accounting principles to any completed or proposed transaction or the type of opinion that might be rendered on the Company's financial statements. KPMG's report on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

    The Audit Committee of the Company's Board of Directors has approved a policy which states that the Company's principal independent accountants may be engaged to perform any service normally provided by accounting firms to publicly held clients, provided that management is satisfied that the independence requirements of the American Institute of Certified Public Accountants and the Securities and Exchange Commission have been met. The Audit Committee, after reviewing compliance with this policy, has approved all services rendered.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
          RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    In order for any proposal submitted by a stockholder for action at the Company's 1998 Annual Meeting of Stockholders to be considered for inclusion in the Company's 1998 Proxy Statement, such proposal must be in writing and received by the Secretary of the Company on or before November 10, 1997.

                            SOLICITATION OF PROXIES

    Proxies are being solicited from the Company's stockholders on behalf of the Board of Directors. The cost of such solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company by personal interview, telephone, facsimile or telegram. Such directors will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Common Stock and Series A Preferred Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith. The Board of Directors intends to utilize the services of Georgeson & Company Inc. of New York, New York, an investor relations, counseling and proxy solicitation firm, in connection with this solicitation of proxies. Although the exact cost of those services is not known at this time, it is anticipated that the cost will be approximately $8,000.

Dated: March 10, 1997                          BY ORDER OF THE BOARD OF DIRECTORS
                                               MORRISON KNUDSEN CORPORATION
                                               Stephen G. Hanks
                                               Executive Vice President, Chief Legal Officer
                                               and Secretary

                                   APPENDIX I
                  THE 1997 STOCK OPTION AND INCENTIVE PLAN FOR
                           NON-EMPLOYEE DIRECTORS OF
                          MORRISON KNUDSEN CORPORATION

    1. PURPOSE. The purposes of the Plan are (1) to provide an additional incentive for Non-Employee Directors of Morrison Knudsen Corporation, a Delaware corporation (the "Company") to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock, and (2) to enable the Company to obtain and retain the services of Non-Employee Directors, which services are considered essential to the long range success of the Company, by offering them an opportunity to own stock in the Company.

    2. DEFINITIONS. In addition to the other terms defined elsewhere herein, wherever the following terms are used in this Plan with initial capital letters, they shall have the meanings specified below, unless the context clearly indicates otherwise.

    "1994 PLAN" shall mean the Morrison Knudsen Corporation Amended and Restated Stock Option Plan adopted January 19, 1994.

    "BOARD" shall mean the Board of Directors of the Company.

    "CODE" shall mean the Internal Revenue Code of 1986, as amended.

    "COMMON STOCK" shall mean the common stock of the Company, par value $.01 per share, and any security into which such common stock may be converted or for which such common stock may be exchanged by reason of any transaction or event of the type described in Section 7 of this Plan.

    "COMPANY" shall mean Morrison Knudsen Corporation, a Delaware corporation, and shall include its successors.

    "DATE OF AWARD" shall mean the date specified by the Board on which an award of Option Rights or Restricted Stock shall become effective, which shall not be earlier than the date on which the Board takes action with respect thereto.

    "EMPLOYEE" shall mean any officer or other employee of the Company or of any corporation which is then a Subsidiary.

    "MARKET VALUE PER SHARE" shall mean either (a) the closing price of a share of Common Stock on the date in question (or if there was no sale on the date in question, the closing price of a share of Common Stock on the most recent date on which there was a sale) on the New York Stock Exchange, as published in the Western Edition of THE WALL STREET JOURNAL, or (b) if there is no trading of Common Stock on such Exchange, the fair market value of a share of Common Stock as determined by the Board from time to time.

    "NON-EMPLOYEE DIRECTOR" shall mean a member of the Board who is not an officer or other employee of the Company or of any corporation which is then a Subsidiary.

    "OPTIONEE" shall mean a Non-Employee Director to whom an Option Right is awarded under this Plan.

    "OPTION PRICE" shall mean the purchase price payable upon the exercise of an Option Right.

    "OPTION RIGHT" shall mean the right to purchase shares of Common Stock from the Company upon the exercise of an option awarded hereunder.

    "PARTICIPANT" shall mean a Non-Employee Director (or a person who has agreed to commence serving in such capacity) who is selected by the Board to receive benefits under this Plan.

    "PERFORMANCE OBJECTIVES" shall mean the achievement or performance objectives that may be established by the Board pursuant to this Plan for Participants who have received Restricted Stock or, when so determined by the Board, Option Rights.

    "PLAN" shall mean The 1997 Stock Option and Incentive Plan for Non-Employee Directors of Morrison Knudsen Corporation as set forth herein, as the same may be amended or restated from time to time.

    "RESTRICTED STOCK" shall mean Common Stock awarded pursuant to Section 5 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 5 hereof have expired.

    "RESTRICTED STOCKHOLDER" shall mean a Non-Employee Director to whom Restricted Stock has been awarded under this Plan.

    "SUBSIDIARY" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    "TERMINATION OF DIRECTORSHIP" shall mean the time when a Participant ceases to be a Director for any reason, including (without limitation) a termination by resignation, failure to be elected, death or retirement.

    3.  SHARES AVAILABLE UNDER THE PLAN.  Subject to adjustment as provided in
Section 7 of this Plan, the number of shares of Common Stock issued or transferred and not forfeited under this Plan shall not in the aggregate exceed 500,000 shares, which may be shares of original issuance or shares held in treasury or a combination thereof; PROVIDED, HOWEVER, that the number of shares awarded as Restricted Stock (and not forfeited) shall not exceed 100,000, subject to adjustment as provided in Section 7 of this Plan.

    4. OPTION RIGHTS. The Board may from time to time authorize awards to Participants of options to purchase shares of Common Stock upon such terms and conditions as the Board may determine in accordance with the following provisions:

        (a) Each award shall specify the number of shares of Common Stock to which it pertains.

        (b) Each award shall specify an Option Price per share of Common Stock, which shall be equal to or greater than the Market Value per Share on the Date of Award.

        (c) Each award shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, nonrestricted shares of Common Stock, which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Board may deem appropriate, including (without limitation) any form of consideration authorized under Section 4(d) below, on such basis as the Board may determine in accordance with this Plan, and (iv) any combination of the foregoing.

        (d) On or after the Date of Award of any Option Right, the Board may determine that payment of the Option Price may also be made in whole or in part in the form of shares of Restricted Stock or other shares of Common Stock that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Board on or after the Date of Award, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the shares of Common Stock received by the Optionee upon the exercise of the Option Right shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee; PROVIDED, HOWEVER, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of shares of Common Stock received by the Optionee as applied to the forfeitable or restricted shares of Common Stock surrendered by the Optionee.

        (e) Any award may provide for deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the shares of Common Stock to which the exercise relates.

        (f) Successive awards may be made to the same Participant regardless of whether any Option Rights previously awarded to the Participant remain unexercised.

        (g) Each award shall specify the period or periods of continuous service as a Non-Employee Director by the Optionee that are necessary before the Option Rights or installments thereof shall become exercisable, and any award may provide for the earlier exercise of the Option Rights in the event of a change in control of the Company or other transaction or event.

        (h) Any award of Option Rights may specify Performance Objectives that must be achieved as a condition to the exercise of such rights.

        (i) On or after the Date of Award of any Option Right, the Board may provide for the payment to the Optionee of dividend equivalents thereon in cash or shares of Common Stock on a current, deferred or contingent basis, or the Board may provide that any dividend equivalents shall be credited against the Option Price.

        (j) The term of an Option Right shall be set by the Board; PROVIDED, HOWEVER, that no Option Right awarded pursuant to this Section 4 may have a term of more than 10 years from the Date of Award.

        (k) Each award shall be evidenced by a written Stock Option Agreement, which shall be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Board may determine consistent with this Plan.

    5. RESTRICTED STOCK. The Board may also authorize awards or sales to Participants of shares of Restricted Stock upon such terms and conditions as the Board may determine in accordance with the following provisions:

        (a) Each award or sale shall constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

        (b) Each award or sale shall provide that the shares of Restricted Stock covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Board on the Date of Award, and any sale may provide for the earlier termination of such period in the event of a change in control of the Company or other transaction or event.

        (c) Each award or sale shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the shares of Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed by the Board on the Date of Award. Such restrictions may include (without limitation) rights of repurchase or first refusal in the Company or provisions subjecting the shares of Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee.

        (d) Any award or sale may be made in consideration of payment by the Participant of an amount that is less than the Market Value per Share on the Date of Award, but in no event shall the value of the consideration provided with respect to any award or sale be less than the par value per share of Common Stock.

        (e) Any award or sale may require that any or all dividends or other distributions paid on the shares of Restricted Stock during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional shares of Common Stock, which may be subject to the same restrictions as the underlying award or such other restrictions as the Board may determine.

        (f) Each award or sale shall be evidenced by a Restricted Stock Agreement, which shall be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Board may determine consistent with this Plan. Unless otherwise directed by the Board, all certificates representing shares of Restricted Stock, together with a stock power that shall be endorsed in blank by the Participant with respect to the shares of Restricted Stock, shall be held in custody by the Company until all restrictions thereon lapse.

        (g) Any Restricted Stock Agreement may specify one or more Performance Objectives, and to the extent that any Restricted Stock Agreement so specifies one or more Performance Objectives:

           (i) it shall also specify a minimum level of acceptable achievement, below which all of the shares of Restricted Stock covered by the award shall be forfeited, and shall set forth a formula for determining the number of shares of Restricted Stock to be retained by the Restricted Stockholder if performance is at or above the minimum level of acceptable achievement, but falls short of full achievement of the specified Performance Objectives; and

           (ii) the Board may adjust the specified Performance Objectives and the related minimum level of acceptable achievement if, in the sole judgment of the Board, events or transactions have occurred after the Date of Award that result in distortion of the specified Performance Objectives or the related minimum level of acceptable achievement.

        (h) The Board may provide, at or after the Date of Award of any Restricted Stock, for the payment of a cash award intended to offset the amount of tax that the Participant may incur in connection with such Restricted Stock, including (without limitation) tax on the receipt of such cash award.

        (i) The Board may provide in any individual Restricted Stock Agreement that the Company shall have the right to repurchase from the Restricted Stockholder the Restricted Stock then subject to restrictions under the Restricted Stock Agreement immediately upon a Termination of Directorship for any reason at a cash price per share equal to the cash price paid by the Restricted Stockholder for such Restricted Stock. In the discretion of the Board, provision may be made that no such right of repurchase shall exist in the event of a Termination of Directorship without cause or because of the Restricted Stockholder's retirement, death or permanent and total disability.

    6.  TRANSFERABILITY.

        (a) Except as may be otherwise determined by the Board, Option Rights awarded under this Plan may be transferred by a Participant only by will or the laws of descent and distribution and Option Rights may not be exercised during a Participant's lifetime except by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision.

        (b) Any award made under this Plan may provide that all or any part of the shares of Common Stock that are to be issued or transferred by the Company upon the exercise of Option Rights, or are no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in
    Section 5 of this Plan, shall be subject to further restrictions upon transfer.

    7.  ADJUSTMENTS.  The Board may make or provide for such adjustments in the
(a) number of shares of Common Stock covered by outstanding Option Rights awarded hereunder, (b) prices per share applicable to such Options Rights, and
(c) kind of shares (including (without limitation) shares of another issuer) covered thereby, as the Board in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Optionees that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, split-off, split-up, reorganization, partial or compete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers and kind of shares specified in Section 3 of this Plan as the Board may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 7.

    8. FRACTIONAL SHARES. The Company shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement thereof in cash.

    9. WITHHOLDING TAXES. To the extent, if any, that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of any taxes required to be withheld. At the discretion of the Board, any such arrangements may include relinquishment of a portion of any such payment or benefit. The Company and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

    10.  CERTAIN TERMINATIONS OF DIRECTORSHIPS.

        (a) Notwithstanding any other provision of this Plan to the contrary, in the event of Termination of Directorship by reason of death, disability, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right that is not immediately and fully exercisable or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, the Board may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including (without limitation) waiving or modifying any limitation or requirement with respect to any award under this Plan.

        (b) If a Non-Employee Director becomes an Employee while continuing to serve as a Director, that fact alone shall not result in a Termination of Directorship or otherwise impair the rights such Director may have under this Plan, including (without limitation) the rights such Director may have under any Option Right outstanding under this Plan, but such Director shall no longer be eligible to receive any further awards under this Plan.

    11.  ADMINISTRATION.

        (a) ADMINISTRATION BY THE BOARD; DELEGATION. This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee or subcommittee of not less than two Directors appointed by the Board who are "Non-Employee Directors" within the meaning of that term as defined in Rule 16b-3 under the Securities Exchange Act of 1934, or any successor rule to the same effect. To the extent of any delegation by the Board under this Plan, references in this Plan to the Board shall also refer to the applicable committee or subcommittee. The majority of any such committee or subcommittee shall constitute a quorum, and the action of a majority of its members present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of such committee or subcommittee.

        (b) ADMINISTRATIVE POWERS. The Board shall have the power to interpret this Plan, the Option Rights and the Restricted Stock, and the agreements pursuant to which the Option Rights and Restricted Stock are awarded, and to adopt such rules for the administration, interpretation and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any award under this Plan need not be the same with respect to each Optionee or Restricted Stockholder.

        (c) PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS. All expenses and liabilities which members of the Board incur in connection with the administration of this Plan shall be borne by the Company. The Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Board, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all Optionees, Restricted Stockholders, the Company and all other interested persons. No members of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, any Option or any Restricted Stock, and all members of the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

        (d) DELEGATION TO CHIEF EXECUTIVE OFFICER. The Board may delegate to the Chief Executive Officer of the Company or the Secretary of the Company, or both, any or all of the administrative duties and authority of the Board under this Plan.

        (e) NO LIABILITY. No member of the Board, or officer or employee of the Company or any Subsidiary shall be liable, responsible or accountable in damages or otherwise for any determination made or other action taken or any failure to act by such person so long as such person is not determined to be guilty by a final adjudication of willful misconduct with respect to such determination, action or failure to act.

        (f) INDEMNIFICATION. To the fullest extent permitted by law, each of the members of the Board and each of the directors, officers and employees of the Company or any Subsidiary shall be held harmless and be indemnified by the Company for any liability, loss, including (without limitation) amounts paid in settlement, damages or expenses, including (without limitation) reasonable attorneys' fees suffered by virtue of any determinations, acts or failures to act, or alleged acts or failures to act, in connection with the administration of this Plan so long as such person is not determined by a final adjudication to be guilty of willful misconduct with respect to such determination, action or failure to act.

    12.  AMENDMENT, SUSPENSION, TERMINATION AND OTHER MATTERS.

        (a) This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without further approval of the stockholders of the Company, no action of the Board may, except as provided in Section 7 of this Plan, increase the limits imposed in Section 3 on the maximum number of shares of Common Stock and shares of Restricted Stock which may be issued under this Plan, and no action of the Board may be taken that would otherwise require stockholder approval as a matter of applicable law or the rules of any U.S. stock exchange on which the Common Stock may be listed for trading. No amendment, suspension or termination of this Plan shall, without the consent of the holder of an Option Right or Restricted Stock, alter or impair any rights or obligations under any Option Right or Restricted Stock theretofore awarded, unless the award itself otherwise expressly so provides.

        (b) The Board shall not, without further approval of the stockholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price.

    Furthermore, no Option Rights awarded under this Plan shall be canceled and replaced with awards having a lower Option Price without the further approval of the stockholders of the Company.

        (c) The Board may make under this Plan any award or combination of awards authorized under this Plan in exchange for the cancellation of an award that was not made under this Plan.

        (d) The making of one or more awards to a Non-Employee Director under this Plan shall not preclude the making of awards to such Non-Employee Director under the 1994 Plan, or under any other stock option or incentive plan previously or subsequently adopted by the Board, nor shall the fact that a Non-Employee Director has received one or more awards under the 1994 Plan or under any other stock option or incentive plan of the Company preclude such Non-Employee Director from receiving awards under this Plan.

    13. TERMINATION OF THE PLAN. No further awards shall be made under this Plan after the passage of 10 years from the date on which this Plan is first approved by the stockholders of the Company.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF MORRISON KNUDSEN CORPORATION

COMMON STOCK/SERIES A PREFERRED STOCK

    The undersigned hereby constitutes and appoints Robert A. Tinstman, Stephen
G. Hanks and James E. McCallum, or any one of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of stock designated as "Common Stock" and all shares of stock designated as "Series A Preferred Stock" on the reverse side of this proxy card and which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Morrison Knudsen Corporation (the "Company") to be held at the Central Plaza Building of the Company's World Headquarters Office located at 720 Park Boulevard, Boise, Idaho, on Friday, April 11, 1997, at 10:00 a.m., local time, and at any and all adjournments thereof, for the election of the nominees listed on the reverse side of this proxy card, or their respective substitutes, as directors; for approval of the adoption of the 1997 Stock Option and Incentive Plan for Non-Employee Directors of Morrison Knudsen Corporation; for the ratification of the appointment of Coopers & Lybrand L.L.P. as independent auditors; and on any other matters properly brought before the meeting or any adjournments thereof, and as to such other matters the undersigned hereby confers discretionary authority, with all the powers which the undersigned would possess if personally present. The shares designated on the reverse side of this proxy card as Common and as Series A Preferred and represented by this proxy will be voted as directed by the stockholder. Where no direction is given when the duly-executed and dated proxy is returned, such shares will be voted FOR each nominee listed in Item 1, FOR Item 2 and FOR Item 3 if such items are presented at the meeting.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

THE BOARD RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

1. Election of directors duly nominated: David H. Batchelder, Robert S. Miller, Jr. and Robert A. Tinstman.

    / /  FOR all nominees listed above.    / /  WITHHOLD AUTHORITY to vote for
    all nominees listed above.

   TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE
    NOMINEE'S NAME IN THE ABOVE LIST.

2. Approval of the adoption of the 1997 Stock Option and Incentive Plan for Non-Employee Directors.

    / /  FOR    / /  AGAINST    / /  ABSTAIN

3. Ratification of the appointment of Coopers & Lybrand, L.L.P. as independent auditors of the Company for the fiscal year ending November 30, 1997.

    / /  FOR    / /  AGAINST    / /  ABSTAIN

ALL VOTES RECEIVED BY NORWEST BANK MINNESOTA, N.A., WILL BE KEPT CONFIDENTIAL.

Please sign your name exactly as it appears printed hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should sign their full title as such. Each joint tenant should sign.

                                                                           Date:
                                              ----------------------------------

                                              Receipt of the Proxy Statement for
                                              the meeting is acknowledged.

                                              ----------------------------------
                                              (Signature of Stockholder)

                                              ----------------------------------
                                              (Signature of other joint tenant,
                                              if held jointly)

Whether or not you expect to attend the meeting, you are urged to date, execute and return this proxy, which may be revoked at any time prior to its use.